                                        EXHIBIT 4.3



                                                                EXECUTION COPY

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                               SALE AND SERVICING

                                    AGREEMENT

                                      among

                  ADVANTA AUTOMOBILE RECEIVABLES TRUST 1997-1,

                                     Issuer,

                        ADVANTA AUTO RECEIVABLES CORP. I,

                                     Seller,

                        ADVANTA AUTO FINANCE CORPORATION,

                                 Master Servicer

                                       and

                              BANKERS TRUST COMPANY

                             Trust Collateral Agent

                            Dated as of March 1, 1997

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                                TABLE OF CONTENTS

                                                                                                      Page

                                    ARTICLE I

                                   Definitions

 SECTION 1.1.         Definitions..............................................................  1
         SECTION 1.2.         Other Definitional Provisions............................................ 21
         SECTION 1.3.         Usage of Terms........................................................... 22
         SECTION 1.4.         Certain References....................................................... 22
         SECTION 1.5.         No Recourse.............................................................. 22
         SECTION 1.6.         Action by or Consent of Noteholders and Certificateholders............... 22

         SECTION 1.7.         Material Adverse Effect.................................................. 22

                                   ARTICLE II
                            Conveyance of Receivables

         SECTION 2.1.         Conveyance of Initial Receivables........................................ 23
         SECTION 2.2.         Conveyance of Subsequent Receivables..................................... 24
         SECTION 2.3.         Further Encumbrance of Trust Property.................................... 27

                                   ARTICLE III

                                 The Receivables

         SECTION 3.1.         Representations and Warranties of Seller................................. 27
         SECTION 3.2.         Repurchase upon Breach................................................... 28
         SECTION 3.3.         Custody of Receivables Files............................................. 28

                                   ARTICLE IV

                   Administration and Servicing of Receivables

         SECTION 4.1.         Duties of the Master Servicer............................................ 30
         SECTION 4.2.         Collection of Receivable Payments; Modifications of Receivables;
                              Lockbox Agreements....................................................... 31
         SECTION 4.3.         Realization Upon Receivables............................................. 32
         SECTION 4.4.         Insurance................................................................ 33
         SECTION 4.5.         Maintenance of Security Interests in Vehicles............................ 34
         SECTION 4.6.         Covenants, Representations, and Warranties of Master Servicer............ 35
         SECTION 4.7.         Purchase of Receivables Upon Breach of Covenant.......................... 36
         SECTION 4.8.         Total Servicing Fee; Payment of Certain Expenses by Master Servicer...... 36
         SECTION 4.9.         Master Servicer's Certificate............................................ 37



         SECTION 4.10.        Annual Statement as to Compliance, Notice of Master
      Servicer Termination Event............................................... 37
         SECTION 4.11.        Annual Independent Accountants' Report................................... 38
         SECTION 4.12.        Access to Certain Documentation and Information Regarding
                              Receivables.............................................................. 39
         SECTION 4.13.        Monthly Tape............................................................. 39
         SECTION 4.14.        Retention and Termination of Master Servicer............................. 39
         SECTION 4.15.        Fidelity Bond and Errors and Omissions Policy............................ 40

                                    ARTICLE V

                         Trust Accounts; Distributions;
                Statements to Certificateholders and Noteholders

         SECTION 5.1.         Establishment of Trust Accounts.......................................... 40

         SECTION 5.2.         Capitalized Interest Account............................................. 43
         SECTION 5.3.         Certain Reimbursements to the Master Servicer............................ 43
         SECTION 5.4.         Application of Collections............................................... 43
         SECTION 5.5.         Withdrawals from Series 1997-1 Spread Account............................ 44
         SECTION 5.6.         Additional Deposits...................................................... 44
         SECTION 5.7.         Distributions............................................................ 45
         SECTION 5.8.         Note Distribution Account................................................ 47
         SECTION 5.10.        Pre-Funding Account...................................................... 49
         SECTION 5.11.        Statements to Certificateholders and Noteholders......................... 50
         SECTION 5.12.        Optional Deposits by the Insurer......................................... 51

                                   ARTICLE VI

                                 The Note Policy

         SECTION 6.1.         Claims Under Note Policy................................................. 51
         SECTION 6.2.         Preference Claims........................................................ 52
         SECTION 6.3.         Surrender of Policy...................................................... 53

                                   ARTICLE VII

                                    RESERVED

                                  ARTICLE VIII

                                   The Seller

         SECTION 8.1.         Representations of Seller................................................ 53
         SECTION 8.2.         Corporate Existence...................................................... 54
         SECTION 8.3.         Liability of Seller; Indemnities......................................... 55
         SECTION 8.4.         Merger or Consolidation of, or Assumption of the Obligations of,
                              Seller................................................................... 56
         SECTION 8.5.         Limitation on Liability of Seller and Others............................. 57
         SECTION 8.6.         Seller May Own Certificates or Notes..................................... 57



                                   ARTICLE IX

                               The Master Servicer

         SECTION 9.1.         Representations of Master Servicer....................................... 57
         SECTION 9.2.         Liability of Master Servicer; Indemnities................................ 59
         SECTION 9.3.         Merger or Consolidation of, or Assumption of the Obligations of the
                              Master Servicer or the Trust Collateral Agent............................ 60
         SECTION 9.4.         Limitation on Liability of Master Servicer, Trust Collateral Agent
                              and Others............................................................... 61

         SECTION 9.5.         Delegation of Duties..................................................... 62
         SECTION 9.6.         Master Servicer and Trust Collateral Agent Not to Resign................. 62
         SECTION 9.7.         Sub-Servicing Agreements Between Master Servicer and Sub- Servicers...... 64
         SECTION 9.8.         Successor Sub-Servicers.................................................. 64
         SECTION 9.9.         Liability of Master Servicer............................................. 64
         SECTION 9.10.        No Contractual Relationship.............................................. 64
         SECTION 9.11.        Assumption or Termination of Sub-Servicing Agreement..................... 65

                                    ARTICLE X

                                     Default

         SECTION 10.1.        Master Servicer Termination Event....................................... 65
         SECTION 10.2.        Consequences of a Master Servicer Termination Event..................... 66
         SECTION 10.3.        Appointment of Successor................................................ 67
         SECTION 10.4.        Notification to Noteholders and Certificateholders...................... 69
         SECTION 10.5.        Waiver of Past Defaults................................................. 69
         SECTION 10.6.        Termination of Trust Collateral Agent................................... 69
         SECTION 10.7.        Successor to Master Servicer............................................ 69

                                   ARTICLE XI

                                   Termination

         SECTION 11.1.        Optional Purchase of All Receivables.................................... 70

                                   ARTICLE XII

                   Administrative Duties of the Master Servicer

         SECTION 12.1.        Administrative Duties................................................... 71
         SECTION 12.2.        Records................................................................. 73
         SECTION 12.3.        Additional Information to be Furnished to the Issuer.................... 73

                                  ARTICLE XIII

                            Miscellaneous Provisions

                                       iii



         SECTION 13.1.        Amendment............................................................... 73
         SECTION 13.2.        Protection of Title to Trust............................................ 74
         SECTION 13.3.        Notices................................................................. 76
         SECTION 13.4.        Assignment.............................................................. 77
         SECTION 13.5.        Limitations on Rights of Others......................................... 77
         SECTION 13.6.        Severability............................................................ 77
         SECTION 13.7.        Separate Counterparts................................................... 78
         SECTION 13.8.        Headings................................................................ 78

         SECTION 13.9.        Governing Law........................................................... 78
         SECTION 13.10.       Assignment to Trustee................................................... 78
         SECTION 13.11.       Nonpetition Covenants................................................... 78
         SECTION 13.12.       Limitation of Liability of Owner Trustee and Trustee.................... 78
         SECTION 13.13.       Independence of the Master Servicer..................................... 79
         SECTION 13.14.       No Joint Venture........................................................ 79

                                  SCHEDULES

         Schedule A     -     Schedule of Receivables
         Schedule B     -     Schedule of Representations and Warranties

                                    EXHIBITS

         Exhibit A      -     Form of Subsequent Transfer Agreement
         Exhibit B      -     Form of Servicer's Certificate
         Exhibit C      -     Form of Deficiency Claim Notice

                  SALE AND SERVICING AGREEMENT dated as of March 1, 1997, among ADVANTA AUTOMOBILE RECEIVABLES TRUST 1997-1, a Delaware business trust (the "Issuer"), ADVANTA AUTO RECEIVABLES CORP. I, a Nevada corporation (the "Seller"), and ADVANTA AUTO FINANCE CORPORATION, a Nevada corporation (the "Master Servicer"), and BANKERS TRUST COMPANY, a New York banking corporation, in its capacity as Trust Collateral Agent.

                  WHEREAS the Issuer desires to purchase a portfolio of receivables arising in connection with motor vehicle retail installment sale contracts acquired by Advanta Auto Finance Corporation directly or indirectly through motor vehicle dealers;

                  WHEREAS the Seller has purchased such receivables from Advanta Auto Finance Corporation and is willing to sell such receivables to the Issuer;

                  WHEREAS the Issuer desires to purchase additional receivables arising in connection with motor vehicle retail installment sale contracts to be acquired by Advanta Auto Finance Corporation directly or indirectly through motor vehicle dealers;

                  WHEREAS the Seller has an agreement to purchase such additional receivables from Advanta Auto Finance Corporation and is willing to sell such receivables to the Issuer;

                  WHEREAS the Master Servicer is willing to service all such receivables;

                  NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

                  SECTION 1.1. Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

                  "Accountants' Report" means the report of a firm of nationally recognized independent accountants described in Section 4.11.

                  "Accounting Date" means, with respect to a Distribution Date, the last day of the Collection Period immediately preceding such Distribution Date.

                  "Actuarial Method" means the method of allocating a fixed level payment on an obligation between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of (a) 1/12, (b) the fixed rate of interest on such obligation and (c) the outstanding principal balance of such obligation.

                  "Actuarial Receivable" means a Receivable under which the portion of the payment allocated to interest and the portion allocable to principal is determined in accordance with the Actuarial Method.

                  "Administrative Receivable" means, with respect to any Collection Period, a Receivable which the Master Servicer is required to purchase pursuant to Section 4.7 or which the Master Servicer has elected to purchase pursuant to Section 4.4(c) on the Deposit Date with respect to such Collection Period.

                  "Addition Notice" means, with respect to any transfer of Subsequent Receivables to the Trust pursuant to Section 2.2 of this Agreement, notice of the Seller's election to transfer Subsequent Receivables to the Trust, such notice to designate the related Subsequent Transfer Date and the approximate principal amount of Subsequent Receivables to be transferred on such Subsequent Transfer Date.

                  "Advanta" means Advanta Auto Finance Corporation.

                  "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and

"controlled" have meanings correlative to the foregoing.

                  "Aggregate Principal Balance" means, with respect to any date of determination, the sum of the Principal Balances for all Receivables (other than (i) any Receivable that became a Liquidated Receivable during the related Collection Period and (ii) any Receivable that became a Purchased Receivable during the related Collection Period) as of the date of determination.

                  "Agreement" means this Sale and Servicing Agreement, as the same may be amended and supplemented from time to time.

                  "Amount Financed" means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and any related costs, including amounts advanced in respect of accessories, insurance premiums, service and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

                  "Annual Percentage Rate" or "APR" of a Receivable means the annual percentage rate of finance charges or service charges, as stated in the related Contract.

                  "Available Funds" means, with respect to any Determination Date, the sum of (i) the Collected Funds for such Determination Date, (ii) all Purchase Amounts deposited in the Collection Account during the related Collection Period, plus Investment Earnings with respect to the Trust Accounts for the related Distribution Date, (iii) the Monthly Capitalized Interest Amount with respect to the related Distribution Date, (iv) following the acceleration of the Notes pursuant to Section 5.2 of the Indenture, the amount of money or property collected pursuant to Section 5.6 of the Indenture since the preceding Determination Date by the Trust Collateral Agent or Controlling Party for distribution pursuant to Section 5.7 hereof, (v) if such Determination Date immediately precedes the Mandatory Redemption Date, any Pre-Funded Amount to be deposited into the Collection Account on such Distribution Date pursuant to
Section 5.7(a), and (vi) the proceeds of any purchase or sale of the assets of the Trust described in Section 11.1 hereof.

                  "Base Servicing Fee" means, with respect to any Collection Period, the fee payable to the Master Servicer for services rendered during such Collection Period, which shall be equal to one-twelfth of the Servicing Fee Rate multiplied by the Pool Balance as of the close of business on the last day of the preceding Monthly Period.

                  "Basic Documents" means this Agreement, the Certificate of Trust, the Trust Agreement, the Indenture, the Spread Account Agreement and other documents and certificates delivered in connection therewith.

                  "Business Day" means a day other than a Saturday, a Sunday or other day on which commercial banks located in the states of Delaware, Nevada, Pennsylvania or New York are authorized or obligated to be closed.

                  "Capitalized Interest Account" means the account designated as such, established and maintained pursuant to Section 5.2.

                  "Capitalized Interest Account Initial Deposit" means $0 deposited on the Closing Date.

                  "Certificate" means a Trust Certificate (as defined in the Trust Agreement).

                  "Certificate Balance" equals, as of the Closing Date, $14,500,000 and as of any date thereafter, the initial Certificate Balance (i) increased by an amount equal to 14.5% of the Principal Balance (calculated as of the related Subsequent Transfer Date) of the Subsequent Receivables transferred to the Issuer prior to such date, (ii) minus all amounts allocable to principal previously distributed to Certificateholders and (iii) minus the aggregate cumulative amount of all Realized Losses since the Closing Date.

                  "Certificate Distribution Account" has the meaning assigned to such term in Section 5.1(a)(iii) hereof.

                  "Certificate Pool Factor" as of the close of business on a Distribution Date means a seven-digit decimal figure equal to the Certificate Balance as of such Distribution Date divided by the Maximum Certificate Balance.

                  "Certificate Rate" means 6.75% per annum.

                  "Certificateholder" has the meaning assigned to such term in the Trust Agreement.

                  "Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Interest Distributable Amount and the Certificateholders' Principal Distributable Amount.

                  "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest at the Certificate Rate that was actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the

Certificate Rate from and including such preceding Distribution Date to but excluding the current Distribution Date.

                  "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders'

Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

                  "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, interest accrued during the related Interest Period (including the initial Interest Period which will consist of 15 days) at the Certificate Rate on the Certificate Balance immediately preceding such Distribution Date. Interest shall be computed on the basis of a 360- day year of twelve 30-day months for purposes of this definition.

                  "Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Certificateholders' Percentage of the Principal Distributable Amount.

                  "Certificateholders' Percentage" means (i) for each Distribution Date prior to the Distribution Date on which the Class A-2 Notes are paid in full, 10%, (ii) on the Distribution Date on which the Class A-2 Notes are paid in full, the excess of 100% over the percentage necessary to pay the Class A-2 Notes in full, and (iii) for each Distribution Date thereafter to and including the Distribution Date on which the Certificate Balance is reduced to zero, the lesser of (x) 100% and (y) the percentage necessary to reduce the Certificate Balance to zero.

                  "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Monthly Principal Distributable Amount and any outstanding Certificateholders' Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account on such current Distribution Date.

                  "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distributable Amount (i) shall not exceed the Certificate Balance and
(ii) shall equal the Certificate Balance on the Final Scheduled Distribution Date for the Certificates.

                  "Class" means the Class A-1 Notes or the Class A-2 Notes, as the context requires.

                  "Class A-1 Interest Period" means, with respect to any Distribution Date, the period from and including the Closing Date (in the case of the first Distribution Date) or from and including the most recent Distribution Date on which interest has been paid to but excluding such Distribution Date.

                  "Class A-1 Note Interest Rate" means the London interbank offered rates for one- month U.S. dollar deposits ("LIBOR") plus 0.14%, subject to a maximum rate equal to 11% per annum (computed on the basis of the actual number of days elapsed in a 360-day year) .


                  "Class A-1 Notes" has the meaning assigned to such term in the Indenture.

                  "Class A-2 Interest Period" means, for the first Distribution Date, the period from and including the Closing Date to but excluding the first Distribution Date, and for any Distribution Date thereafter, a period of 30 days.

                  "Class A-2 Note Interest Rate" means 6.75% per annum (computed on the basis of a 360-day year of twelve 30-day months).

                  "Class A-2 Notes" has the meaning assigned to such term in the Indenture.

                  "Closing Date" means March 31, 1997.

                  "Collateral Agent" means Bankers Trust Company, in its capacity as Collateral Agent under the Spread Account Agreement.

                  "Collateral Insurance" shall have the meaning set forth in
Section 4.4(a).

                  "Collected Funds" means, with respect to any Determination Date, the amount of funds in the Collection Account representing collections on the Receivables during the related Collection Period, including all Net Liquidation Proceeds collected during the related Collection Period (but excluding any Purchase Amounts).

                  "Collection Account" means the account designated as such, established and maintained pursuant to Section 5.1.

                  "Collection Period" means, with respect to the first Distribution Date, the period beginning on the close of business on March 1, 1997 and ending on the close of business on March 31, 1997. With respect to each subsequent Distribution Date, the preceding calendar month. Any amount stated "as of the close of business of the last day of a Collection Period" shall give effect to the following calculations as determined as of the end of the day on such last day: (i) all applications of collections, and (ii) all distributions.

                  "Collection Records" means all manually prepared or computer generated records relating to collection efforts or payment histories with respect to the Receivables.

                  "Computer Tape" means the computer tapes or other electronic media furnished by the Seller to the Issuer and its assigns describing certain characteristics of the Initial Receivables as of the Initial Cutoff Date and of the Subsequent Receivables as of the related Subsequent Cutoff Date.

                  "Contract" means a motor vehicle retail installment sale

contract.

                  "Controlling Party" means the Insurer, so long as no Insurer Default shall have occurred and be continuing, and, in the event the Insurer Default shall have occurred and be continuing, the Trust Collateral Agent for the benefit of the Securityholders.

                  "Corporate Trust Office" means (i) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee, which at the time of execution of this agreement is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890- 0001, Attention: Corporate Trust Administration, and (ii) with respect to the Trustee, the Trust

Collateral Agent and the Collateral Agent, the principal corporate trust office of the Trustee, which at the time of execution of this agreement is Four Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Group-Structured Finance Team (Asset Backed Securities Trust Administration-Advanta Automobile Receivables Trust 1997-1).

                  "Cram Down Loss" means, with respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring the scheduled payments to be made on a Receivable, an amount equal to (i) the excess of the principal balance of such Receivable immediately prior to such order over the principal balance of such Receivable as so reduced and/or
(ii) if such court shall have issued an order reducing the effective rate of interest on such Receivable, the excess of the principal balance of such Receivable immediately prior to such order over the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

                  "Custodian" means Norwest Bank Minnesota, National Association and any other Person named from time to time as custodian in any Custodian Agreement acting as agent for the Trust Collateral Agent, which Person must be acceptable to the Controlling Party (the Custodian as of the Closing Date is acceptable to the Insurer as of the Closing Date).

                  "Custodian Agreement" means any Custodian Agreement from time to time in effect between the Custodian named therein and the Trust Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, which Custodian Agreement and any amendments, supplements or modifications thereto shall be acceptable to the Controlling Party (the Custodian Agreement which is effective on the Closing Date is acceptable to the Controlling Party).

                  "Dealer" means a dealer who sold a Financed Vehicle and who originated and assigned the respective Receivable, directly or indirectly, to Advanta or an Unaffiliated Originator under a Dealer Agreement or pursuant to a Dealer Assignment.

                  "Dealer Agreement" means any agreement between an Unaffiliated Originator and a Dealer relating to the acquisition of Receivables from a Dealer by an Unaffiliated Originator.

                  "Dealer Assignment" means, with respect to a Receivable, the executed assignment executed by a Dealer conveying such Receivable to an Unaffiliated Originator.

                  "Dealer Underwriting Guide" means either, (i) the underwriting guidelines used by or on behalf of Advanta in the origination and purchase of Receivables as amended from time to time or (ii) the underwriting guidelines used in the origination of Receivables as reviewed by Advanta prior to the purchase of Receivables by Advanta.

                  "Defaulted Receivable" means, with respect to any Distribution Date, a Receivable with respect to which: (i) any portion of a Scheduled Payment is 90 or more days delinquent, (ii) the Servicer has repossessed the related Financed Vehicle (and any applicable redemption period has expired) or (iii) such Receivable is in default and the Servicer has determined in good faith that payments thereunder are not likely to be resumed.

                  "Deficiency Claim Amount" shall have the meaning set forth in Section 5.5.

                  "Deficiency Claim Date" means, with respect to any Distribution Date, the fourth Business Day immediately preceding such Distribution Date.

                  "Deficiency Notice" shall have the meaning set forth in
Section 5.5.

                  "Delivery" when used with respect to Trust Account Property means:

                  (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Trust Collateral Agent or its nominee or custodian by physical delivery to the Trust Collateral Agent or its nominee or custodian endorsed to, or registered in the name of, the Trust Collateral Agent or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Trust Collateral Agent or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Trust Collateral Agent or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Trust Collateral Agent or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation's exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Trust Collateral Agent or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Trust Collateral Agent or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Trust Collateral Agent or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Trust Collateral Agent or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

                  (b) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a "depository" pursuant to applicable Federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Trust Collateral Agent or its nominee or custodian of the purchase by the Trust Collateral Agent or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Trust Collateral Agent or its nominee or custodian and indicating that such custodian holds such Trust Account Property solely as agent for the Trust Collateral Agent or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Trust Collateral Agent or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

                  (c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Trust Collateral Agent or its nominee or custodian of such uncertificated security, the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Trust Collateral Agent or its nominee or custodian.

                  "Deposit Date" means, with respect to any Collection Period, the Business Day immediately preceding the related Determination Date.

                  "Depositor" shall mean the Seller in its capacity as Depositor under the Trust Agreement.

                  "Determination Date" means, with respect to any Distribution Date, the earlier of (i) the eighth day of the calendar month in which such Distribution Date occurs (or if such day is not a Business Day, the next Business Day) or (ii) the fifth Business Day preceding such Distribution Date; provided, however, that "Determination Date" for April 1997 may be no later than April 10, 1997.

                  "Distribution Amount" means, with respect to a Distribution Date, the sum of (i) the Available Funds for the immediately preceding Determination Date, plus (ii) the Deficiency Claim Amount, if any, received by the Trust Collateral Agent with respect to such Distribution Date plus (iii) the Insurer Optional Deposit, if any, received by the Trust Collateral Agent with respect to such Distribution Date.

                  "Distribution Date" means, with respect to each Collection Period, the fifteenth day of the following calendar month, or if such day is not a Business Day, the immediately following Business Day, commencing on April 15, 1997.

                  "Draw Date" means, with respect to any Distribution Date, the third Business Day (as defined in the Note Policy) immediately preceding such Distribution Date.

                  "Electronic Ledger" means the electronic master record of the retail installment sales contracts or installment loans of the Master Servicer.

                  "Eligible Bank" means any depository institution (which shall initially be the Trust Collateral Agent) acceptable to the Insurer (so long as an Insurer Default shall not have occurred and be continuing), organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any United States branch or agency of a foreign bank), which is subject to supervision and examination by federal or state banking authorities and which at all times (a) has a net worth in excess of $50,000,000 and (b) has either (i) a rating of P-1 from Moody's and A-1 from S&P with respect to short-term deposit obligations, or

(ii) if such institution has issued long-term unsecured debt obligations, a rating of A2 or higher from Moody's and AA from S&P with respect to long-term unsecured debt obligations. Such depository institution (other than the Trust Collateral Agent) shall have been approved in writing by the Controlling
Party, ating in its discretion, by written notice to the Trust Collateral Agent.

                  "Eligible Deposit Account" means either (a) a segregated account with an Eligible Bank or (b) a segregated trust account with the corporate trust department of a depository institution with corporate trust powers organized under the laws of the United States of America or any state thereof or the District of Columbia (or any United States branch or agency of a foreign bank) and whose deposits are insured by the FDIC, provided that such institution also must have a rating of Baa3 or higher from Moody's and a rating of BBB- or higher from S&P with respect to long-term deposit obligations and must be acceptable to the Insurer. Such Eligible Bank or depository institution (other than the Trust Collateral Agent) shall have been approved in writing by the Controlling Party, acting in its discretion, by written notice to the Trust Collateral Agent.

                  "Eligible Investments" mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

                  (a) direct interest-bearing obligations of, and interest-bearing obligations fully guaranteed as to timely payment of principal and interest by, the United States of America;

                  (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company organized under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided, however, that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor's of AAA and from Moody's of Aaa;

                  (c) commercial paper and demand notes investing solely in commercial paper that (i) is payable in United States dollars and (ii) has, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor's of A-1+ and from Moody's of P-1;

                  (d) investments in money market funds (including funds for which the Trust Collateral Agent or the Owner Trustee in each of their individual capacities or any of their respective Affiliates is investment manager or advisor) having a rating from Standard & Poor's of AAA-m or AAAm-G and from Moody's of Aaa and (other than funds for which the Trust Collateral Agent or the Owner Trustee in each of their individual capacities or any of their respective Affiliates is investment manager or advisor) having been approved in writing by the Insurer;

                  (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

                  (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above of which are rated A-1+ by Standard & Poor's and P-1 by Moody's; and

                  (g) any other investment which is consistent with the ratings of the Securities and which, so long as no Insurer Default shall have occurred and be continuing, has been approved by the Insurer.

                  Any of the foregoing Eligible Investments may be purchased by or through the Owner Trustee or the Trust Collateral Agent or any of their respective Affiliates.

                  "Eligible Sub-Servicer" means (x) LSI Financial Group or (y) any Person which at the time of its appointment as Sub-Servicer, (i) is servicing a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans, (ii) is legally qualified and has the capacity to service the Receivables, (iii) has demonstrated the ability professionally and competently to service a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans similar to the Receivables with reasonable skill and care, and (iv) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Master Servicer uses in connection with performing its duties and responsibilities under this Agreement or otherwise has available software which is adequate to perform its duties and responsibilities under this Agreement.

                  "FDIC" means the Federal Deposit Insurance Corporation.

                  "Final Scheduled Distribution Date" means with respect to (i) the Class A-1 Notes, the December 2001 Distribution Date, (ii) the Class A-2 Notes, the December 2003 Distribution Date and (iii) the Certificates, the December 2003 Distribution Date.

                  "Financed Vehicle" means an automobile or light-duty truck, van or minivan, together with all accessions thereto, securing an Obligor's indebtedness under the respective Receivable.

                  "Indenture" means the Indenture dated as of March 1, 1997,

among the Issuer and Bankers Trust Company, as Trust Collateral Agent and Trustee, as the same may be amended and supplemented from time to time.

                  "Initial Cutoff Date" means March 1, 1997.

                  "Initial Receivables" means any Receivable conveyed to the Trust on the Closing Date.

                  "Initial Spread Account Deposit" means an amount as set forth in the Spread Account Agreement.

                  "Insolvency Event" means, with respect to a specified Person,
(a) the filing of a petition against such Person or the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation or such Person's affairs, and such petition, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

                  "Insurance Agreement" means the Insurance and Indemnity Agreement, dated as of March 1, 1997, among the Insurer, the Trust, the Seller and Advanta.

                  "Insurance Agreement Event of Default" means an "Event of Default" as defined in the Insurance Agreement.

                  "Insurance Policy" means, with respect to a Receivable, any insurance policy (including the insurance policies described in Section 4.4 hereof) benefiting the holder of the Receivable providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the Obligor.

                  "Insurer" means Financial Security Assurance Inc., a monoline insurance company incorporated under the laws of the State of New York, or any successor thereto, as issuer of the Note Policy.


                  "Insurer Default" means the occurrence and continuance of any of the following events:

                  (a)    the Insurer shall have failed to make a
payment required under the Note Policy in accordance with its terms;

                  (b) The Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

                  (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

                  "Insurer Optional Deposit" means, with respect to any Distribution Date, an amount delivered by the Insurer pursuant to Section 5.12, at its sole option, other than amounts in respect of a Note Policy Claim Amount to the Trust Collateral Agent for deposit into the Collection Account for any of the following purposes: (i) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Distribution Date; or (ii) to include such amount as part of the Distribution Amount for such Distribution Date to the extent that without such amount a draw would be required to be made on the Note Policy.

                  "Interest Period" means, the Class A-1 Interest Period and the Class A-2 Interest Period.

                  "Interest Rate" means, with respect to (i) the Class A-1 Notes, the Class A-1 Note Interest Rate, and (ii) the Class A-2 Notes, the Class A-2 Note Interest Rate.

                  "Investment Earnings" means, with respect to any Distribution Date and Trust Account, the investment earnings on amounts on deposit in such Trust Account on such Distribution Date.

                  "Issuer" means Advanta Automobile Receivables Trust 1997-1.

                  "Lien" means a security interest, lien, charge, pledge,

equity, or encumbrance of any kind, other than tax liens, mechanics' liens and any liens that attach to the respective Receivable by operation of law as a result of any act or omission by the related Obligor.

                  "Lien Certificate" means, with respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state to a secured party which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term "Lien Certificate" shall mean only a certificate or notification issued to a secured party.

                  "Liquidated Receivable" means, with respect to any Collection Period, a Receivable as to which (i) 60 days have elapsed since the Master Servicer repossessed the Financed Vehicle, (ii) the Master Servicer has determined in good faith that all amounts it expects to recover have been received, (iii) 5% or more of a Scheduled Payment shall have become 120 or more days delinquent, except in the case of a repossessed Financed Vehicle or (iv) the Financed Vehicle has been sold and the proceeds received. Any Receivable that becomes a Purchased Receivable on or before the related Deposit Date shall not be a Liquidated Receivable.

                  "Lockbox Account" means an account maintained on behalf of the Trust Collateral Agent by the Lockbox Bank pursuant to Section 4.2(d).

                  "Lockbox Agreement" means an agreement, in form and substance acceptable to the Controlling Party, which shall initially be the Lockbox Agreement dated as of December 1, 1995 between LSI Financial Group and First Tennessee, National Association.

                  "Lockbox Bank" means a depository institution named by the Master Servicer and acceptable to the Controlling Party, which initially shall be First Tennessee, National Association.

                  "Mandatory Redemption Date" means the earlier of (i) the Distribution Date in June 1997 and (ii) if the last day of the Pre-Funding Period occurs on or prior to the Determination Date in April or May 1997, the Distribution Date relating to such Determination Date.

                  "Master Servicer" means Advanta Auto Finance Corporation, as the servicer of the Receivables, and each successor Master Servicer pursuant to
Section 10.3.

                  "Master Servicer Extension Notice" means the notice specified in Section 4.14.

                  "Master Servicer Termination Event" means an event specified in Section 10.1.


                  "Master Servicer's Certificate" means an Officers' Certificate of the Master Servicer delivered pursuant to Section 4.9, substantially in the form of Exhibit B.

                  "Maximum Certificate Balance" means the initial Certificate Balance plus 14.5% of the Principal Balance of all Subsequent Receivables transferred to the Issuer, calculated as of the final Subsequent Transfer Date.

                  "Monthly Capitalized Interest Amount" means in the case of the April, May or June 1997 Distribution Dates, an amount equal to the excess of (i) the product of (x) a fraction the numerator of which is the actual number of days elapsed in the related Interest Period and the denominator of which is 360,
(y) the weighted average of each Interest Rate and the Certificate Rate and (z) the difference between (i) the outstanding Pre-Funded Amount immediately prior to the applicable Distribution Date and (ii) the Pool Balance as of the last day of the second preceding Collection Period, or in the case of the April Distribution Date, as of the Closing Date over (ii) the Pre-Funding Earnings for such Distribution Date.

                  "Monthly Records" means all records and data maintained by the Master Servicer with respect to the Receivables, including the following with respect to each Receivable: the account number; the originating Dealer; Obligor name; Obligor address; Obligor home phone number; Obligor business phone number; original Principal Balance; original term; Annual Percentage Rate; current Principal Balance; current remaining term; origination date; first payment date; final scheduled payment date; next payment due date; date of most recent payment; new/used classification; collateral description; days currently delinquent; number of contract extensions (months) to date; amount of Scheduled Payment; current Insurance Policy expiration date; and past due late charges.

                  "Moody's" means Moody's Investors Service, Inc., or its successor.

                  "Net Liquidation Proceeds" means, with respect to a Liquidated Receivable, all amounts realized with respect to such Receivable (other than amounts withdrawn from the Series

1997-1 Spread Account and drawings under the Note Policy) net of (i) reasonable expenses, which expenses shall not include any deficiency balances or post-disposition recoveries collected, incurred by the Master Servicer in connection with the collection of such Receivable and the repossession and disposition of the Financed Vehicle and (ii) amounts that are required to be refunded to the Obligor on such Receivable; provided, however, that the Liquidation Proceeds with respect to any Receivable shall in no event be less than zero.

                  "Note Distribution Account" means the account designated as such, established and maintained pursuant to Section 5.1.


                  "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

                  "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that was actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the respective Interest Rate borne by each Class of Notes from such preceding Distribution Date to but excluding the current Distribution Date.

                  "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date.

                  "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, the product of (i)(A) in the case of the Class A-1 Notes, the product of the Class A-1 Note Interest Rate and a fraction, the numerator of which is the number of days elapsed from and including the prior Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date and the denominator of which is 360 and (B) in the case of the Class A-2 Notes, the product of (x) the Class A-2 Note Interest Rate and (y) a fraction, the numerator of which is 30 (or, in the case of the first Distribution Date, the number of days elapsed from and including the Closing Date to but excluding the first Distribution Date) and the denominator of which is 360 and (ii) the outstanding principal amount of the Notes of such Class immediately preceding such Distribution Date.

                  "Noteholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Noteholders' Percentage of the Principal Distributable Amount.

                  "Noteholders' Percentage" means (i) for each Distribution Date prior to the Distribution Date on which the Class A-2 Notes have been paid in full, 90%; (ii) on the Distribution Date on which the principal amount of the Class A-2 Notes is reduced to zero, the percentage not greater than the percentage necessary to pay the Class A-2 Notes in full; and (iii) for each Distribution Date thereafter, zero.

                  "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Principal Carryover Shortfall from the preceding

Distribution Date over the amount in respect of principal that was actually deposited in the Note Distribution Account on such Distribution Date.

                  "Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date, (other than the Final Scheduled Distribution Date for any Class of Notes), the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date. The Noteholders' Principal Distributable Amount on the Final Scheduled Distribution Date for any Class of Notes will equal the sum of (i) the Noteholders' Monthly Principal Distributable Amount for such Distribution Date, (ii) the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date, and (iii) the excess of the outstanding principal amount of such Class of Notes, if any, over the amounts described in the foregoing clauses (i) and (ii).

                  "Note Policy" means the financial guaranty insurance policy issued by the Insurer to the Trust Collateral Agent, as agent for the Trustee, for the benefit of the Noteholders.

                  "Note Policy Claim Amount" means, for any Distribution Date, shall equal the lesser of (i) the sum of the Noteholders' Interest Distributable Amount and Noteholders' Principal Distributable Amount for such Distribution Date and (ii) the excess, if any, of (x) the amount required to be distributed pursuant to clauses (i) through (iv) of Section 5.7(b) hereof over (y) the Distribution Amount with respect to such Distribution Date.

                  "Note Pool Factor" for each Class of Notes as of the close of business on a Distribution Date means a seven-digit decimal figure equal to the outstanding principal amount of such Class of Notes divided by the original outstanding principal amount of such Class of Notes.

                  "Note Prepayment Amount" means, as of the Distribution Date on or immediately following the last day of the Pre-Funding Period, after giving effect to any transfer of Subsequent Receivables on such date, an amount equal to the remaining Pre-Funded Amount on deposit in the Pre-Funding Account.

                  "Obligor" on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable.

                  "Officers' Certificate" means a certificate signed by the chairman of the board, the president, any executive vice president or any vice president, any treasurer, assistant treasurer, secretary or assistant secretary of the Seller or the Master Servicer, as appropriate.

                  "Opinion of Counsel" means an opinion of counsel reasonably acceptable to the Insurer, and, if such opinion or a copy thereof is required by the provisions of this Agreement to be delivered to the Insurer, to the Insurer.

                  "Original Pool Balance" means the sum, as of any date, of the Pool Balance as of the Initial Cutoff Date.

                  "Other Conveyed Property" means all property conveyed by the Seller to the Trust pursuant to Section 2.1(b) through (h) of this Agreement.

                  "Overfunded Capitalized Interest Amount" means:

                  With respect to the April 1997 Distribution Date, the excess of (a) the amount on deposit in the Capitalized Interest Account on such Distribution Date (after giving effect to the transfer of the Monthly Capitalized Interest Amount to the Collection Account on such date) over (b) the product of (i) 1/360, (ii) 2.50%, (iii) 60 and (iv) the amount on deposit in the Pre-Funding Account (excluding Pre-Funding Earnings) at the close of business on March 31, 1997.

                  With respect to the May 1997 Distribution Date, the excess of
(a) the amount on deposit in the Capitalized Interest Account on such Distribution Date (after giving effect to the transfer of the Monthly Capitalized Interest Amount to the Collection Account on such date) over (b) the product of (i) 1/360, (ii) 2.50%, (iii) 30 and (iv) the amount on deposit in the Pre-Funding Account (excluding Pre-Funding Earnings) at the close of business on April 30, 1997.

                  With respect to the June 1997 Distribution Date, the amount on deposit in the Capitalized Interest Account on such Distribution Date (after given effect to the transfer of the Monthly Capitalized Interest Amount to the Collection Account on such date).

                  "Owner Trust Estate" has the meaning assigned to such term in the Trust Agreement.

                  "Owner Trustee" means Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, its successors in interest or any successor Owner Trustee under the Trust Agreement.

                  "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

                  "Physical Property" has the meaning assigned to such term in the definition of "Delivery" above.

                  "Pool Balance" means, as of any date of determination, the Original Pool Balance, plus the aggregate Principal Balance of the Subsequent Receivables, if any, sold to the Trust, reduced by any principal amounts previously paid (excluding Purchased Receivables and Liquidated Receivables).

                  "Pre-Funded Amount" means, with respect to any Distribution Date, the amount on deposit in the Pre-Funding Account, (exclusive of Pre-Funding Earnings) which initially shall be $0.00.

                  "Pre-Funding Account" has the meaning specified in

Section 5.1.

                  "Pre-Funding Earnings" means any Investment Earnings on amounts on deposit in the Pre-Funding Account.

                  "Pre-Funding Period" means the period beginning on and including the Closing Date and ending on the first to occur of (a) the first date on which the amount on deposit in the Pre-Funding Account (after giving effect to any transfers therefrom in connection with the transfer of Subsequent Receivables to the Issuer on such date) is less than $100,000,
(b) the date on which an Event of Default occurs under the Indenture or a Master Servicer Termination Event occurs and (c) the Distribution Date in June 1997.

                  "Principal Balance" means, with respect to any Receivable, as of any date, the Amount Financed minus (i) that portion of all amounts received on or prior to such date and allocable to principal in accordance with the Actuarial Method and (ii) any Cram Down Loss in respect of such Receivable.

                  "Principal Carryover Shortfall" means, as of the close of business on any Distribution Date, the excess of the Principal Distributable Amount plus any outstanding Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal deposited in the Note Distribution Account and/or the Certificate Distribution Account with respect to such current Distribution Date.

                  "Principal Distributable Amount" means, with respect to any Distribution Date, the amount equal to the sum of (i) the principal portion of all Collected Funds, including the principal portion of all prepayments, received during the immediately preceding Collection Period (other than Liquidated Receivables and Purchased Receivables), (ii) the Principal Balance of all Receivables that became Liquidated Receivables during the related Collection Period (other than Purchased Receivables), (iii) the principal portion of the Purchase Amounts received with respect to all Receivables that became Purchased Receivables during the related Collection Period, (iv) in the sole discretion of the Insurer, the Principal Balance of all the Receivables that were required to be purchased pursuant to Sections 3.2 and 4.7, during such Collection Period but were not purchased, and (v) the aggregate amount of Cram Down Losses that shall have occurred during the related Collection Period.

                  "Purchase Agreement" means the Purchase Agreement between the Seller and Advanta, dated as of March 1, 1997, pursuant to which the Seller acquired the Initial Receivables, as such Agreement may be amended from time to time.

                  "Purchase Amount" means, with respect to a Receivable, the Principal Balance and all accrued and unpaid interest on the Receivable, after giving effect to the receipt of any moneys collected (from whatever source) on such Receivable, if any, as of the date of purchase.


                  "Purchased Receivable" means a Receivable purchased as of the close of business on the last day of a Collection Period by the Master Servicer pursuant to Section 4.7 or repurchased by the Seller or Advanta pursuant to
Section 3.2 or Section 11.1(a).

                  "Rating Agency" means Moody's and Standard & Poor's. If no such organization or successor maintains a rating on the Securities, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Seller and acceptable to the Insurer (so long as an Insurer Default shall not have occurred and be continuing), notice of which designation shall be given to the Trust Collateral Agent, the Owner Trustee and the Master Servicer.

                  "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given 10 days' (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the

Seller, the Master Servicer, the Insurer, the Owner Trustee and the Trust Collateral Agent in writing that such action will not result in a reduction or withdrawal of the then current rating of any Class of Notes or the Certificates.

                  "Realized Losses" means, with respect to any Receivable that becomes a Liquidated Receivable, the excess of the Principal Balance of such Liquidated Receivable over Net Liquidation Proceeds to the extent allocable to principal.

                  "Receivable" means any Contract listed on Schedule A, as such Schedule shall be amended to reflect the transfer of Subsequent Receivables to the Trust (which Schedule may be in the form of microfiche or a disk).

                  "Receivable Files" means the documents specified in
Section 3.3.

                  "Record Date" with respect to each Distribution Date means the Business Day immediately preceding such Distribution Date, unless otherwise specified in the Agreement.

                  "Registrar of Titles" means, with respect to any state, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

                  "Requisite Amount" has the meaning specified in the Spread Account Agreement.

                  "Rule of 78s Method" means the method under which a portion of a payment allocated to earned interest and the portion allocable to principal is determined according to the sum of the month's digits or any equivalent method commonly referred to as the "Rule of 78s."


                  "Rule of 78s Receivable" means a Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Rule of 78s Method.

                  "Schedule of Receivables" means the schedule of all retail installment sales contracts and promissory notes originally held as part of the Trust which is attached as Schedule A.

                  "Schedule of Representations" the Schedule of Representations and Warranties attached hereto as Schedule B.

                  "Scheduled Payment" means, with respect to any Collection Period for any Receivable, the amount set forth in such Receivable as required to be paid by the Obligor in such Collection Period. If after the Closing Date, the Obligor's obligation under a Receivable with respect to a Collection
Period has been modified so as to differ from the amount specified in such Receivable as a result of (i) the order of a court in an insolvency proceeding involving the Obligor, (ii) pursuant to the Soldiers' and Sailors' Civil
Relief Act of 1940, as amended, or (iii) modifications or extensions of the Receivable permitted by Sections 4.2(b) and (c), the Scheduled Payment with respect to such Collection Period shall refer to the Obligor's payment obligation with respect to such Collection Period as so modified.

                  "Securityholder" means the Noteholders and the Certificateholders.

                  "Security Majority" means a majority by principal amount of the Noteholders so long as the Notes are outstanding and a majority by principal amount of the Certificateholders thereafter.

                  "Seller" means Advanta Auto Receivables Corp. I, a Nevada corporation, and its successors in interest to the extent permitted hereunder.

                  "Series 1997-1 Spread Account" means the account designated as such, established and maintained pursuant to the Spread Account Agreement.

                  "Service Contract" means, with respect to a Financed Vehicle, the agreement, if any, financed under the related Receivable that provides for the repair of such Financed Vehicle.

                  "Servicing Fee" has the meaning specified in Section 4.8.

                  "Servicing Fee Rate" means 2.50% per annum.

                  "Simple Interest Method" means the method of allocating a fixed level payment on an obligation between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest on such obligation multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and 365 days in the calendar year) elapsed since the preceding payment under the obligation was made.

                  "Simple Interest Receivable" means a Receivable under which the portion of the payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

                  "Spread Account Agreement" means the Master Spread Account Agreement dated as of March 1, 1997 among the Insurer, the Seller and the Collateral Agent, as the same may be modified, supplemented or otherwise amended in accordance with the terms thereof.

                  "Standard & Poor's" means Standard & Poor's Ratings Services, or its successor.

                  "Subsequent Cutoff Date" means (i) the last day of the month preceding the month in which particular Subsequent Receivables are conveyed to the Trust pursuant to this Agreement or (ii) if any such Subsequent Receivable is originated in the month of the related Subsequent Transfer Date, the date of origination.

                  "Subsequent Purchase Agreement" means an agreement by and between the Seller and Advanta pursuant to which the Seller will acquire Subsequent Receivables.

                  "Subsequent Receivables" means the Receivables transferred to the Issuer pursuant to Section 2.2, which shall be listed on Schedule A to the related Subsequent Transfer Agreement.

                  "Subsequent Spread Account Deposit" means, with respect to each Subsequent Transfer Date, an amount equal to 3.0% of the aggregate principal balance of Subsequent Receivables as of the related Subsequent Cutoff Date transferred to the Trust on such Subsequent Transfer Date from amounts released from the Pre-Funding Account.

                  "Subsequent Transfer Agreement" means the agreement among the Issuer, the Seller and the Master Servicer, substantially in the form of Exhibit A.

                  "Subsequent Transfer Date" means, with respect to Subsequent Receivables, any date, occurring not more frequently than once a month, during the Pre-Funding Period on which Subsequent Receivables are to be transferred to the Trust pursuant to this Agreement, and a Subsequent Transfer Agreement is executed and delivered to the Trust.

                  "Sub-Servicer" means any Eligible Sub-Servicer with whom Advanta has entered into a Sub-Servicing Agreement. Initially, the Sub-Servicer will be LSI Financial Group.

                  "Sub-Servicing Agreement" means the written contract between Advanta and any Sub-Servicer relating to servicing and/or administration of the Receivables as permitted by Section 9.7 hereof.

                  "Supplemental Servicing Fee" means, with respect to any Collection Period, (i) all administrative fees, expenses and charges paid by or on behalf of Obligors, including late fees, prepayment fees and liquidation fees collected on the Receivables during such Collection Period, and (ii) the net realized Investment Earnings of funds on deposit in the Collection Account.

                  "Trigger Event" has the meaning assigned thereto in the Spread Account Agreement.

                  "Trust" means the Issuer.

                  "Trust Account Property" means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

                  "Trust Accounts" has the meaning assigned thereto in
Section 5.1.

                  "Trust Agreement" means the Trust Agreement dated as of March 1, 1997, between the Seller and the Owner Trustee, as the same may be amended and supplemented from time to time.

                  "Trust Collateral Agent" means the Person acting as Trust Collateral Agent hereunder, its successors in interest and any successor Trust Collateral Agent hereunder.

                  "Trust Officer" means, (i) in the case of the Trust Collateral Agent, the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president, assistant vice-president or managing director, the secretary, any assistant secretary or any other officer of the Trust Collateral Agent customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, and (ii) in the case of the Owner Trustee, any officer in the corporate trust office of the Owner Trustee or any agent of the Owner Trustee under a power of attorney with direct responsibility for the administration of this Agreement or any of the Basic Documents on behalf of the Owner Trustee.

                  "Trust Property" means the property and proceeds conveyed

pursuant to Section 2.1, together with certain monies paid on or after the Initial Cutoff Date, the Note Policy, the Collection Account (including all Eligible Investments therein and all proceeds therefrom), the Lockbox Account and certain other rights under this Agreement. Although the Seller has pledged the Series 1997-1 Spread Account to the Trust Collateral Agent and the Insurer pursuant to the Spread Account Agreement, the Series 1997-1 Spread Account shall not under any circumstances be deemed to be a part of or otherwise includable in the Trust or the Trust Property.

                  "Trustee" means the Person acting as Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

                  "Unaffiliated Originator" means a third-party originator or owner of Receivables not affiliated with the Seller or Advanta.

                  "Unaffiliated Originator Receivables Purchase Agreements" means, collectively, the agreements pursuant to which Advanta acquired certain of the Receivables, directly or indirectly, from Unaffiliated Originators, as any of such agreements may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "UCC" means the Uniform Commercial Code as in effect in the relevant jurisdiction on the date of the Agreement.

                  "Warranty Receivable" With respect to any Collection Period, a Receivable which the Seller has become obligated to repurchase pursuant to
Section 3.3.

                  SECTION 1.2. Other Definitional Provisions.

                  (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture, or, if not defined therein, in the Trust Agreement.

                  (b) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                  (c) As used in this Agreement, in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

                  (d) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                  SECTION 1.3. Usage of Terms. With respect to all terms used in this Agreement, the singular includes the plural and the plural includes the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; the terms "include" or "including" mean "include without limitation" or "including without limitation; "the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of Schedules and Exhibits to this Agreement.

                  SECTION 1.4. Certain References. All references to the Principal Balance of a Receivable as of any date of determination shall refer to the close of business on such day, or as of the first day of an Interest Period shall refer to the opening of business on such day. All references to the last day of an Interest Period shall refer to the close of business on such day.

                  SECTION 1.5. No Recourse. Without limiting the obligations of Advanta hereunder, no recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer or director, as such, of Advanta, or of any predecessor or successor of Advanta.

                  SECTION 1.6. Action by or Consent of Noteholders and Certificateholders. Whenever any provision of this Agreement refers to action to be taken, or consented to, by Noteholders or Certificateholders, such provision shall be deemed to refer to the Certificateholder or Noteholder, as the case may be, of record as of the Record Date immediately preceding the date on which such action is to be taken, or consent given, by Noteholders or Certificateholders. Solely for the purposes of any action to be taken, or consented to, by Noteholders or Certificateholders, any Note or Certificate registered in the name of Advanta or any Affiliate thereof shall be deemed not to be outstanding; provided, however, that, solely for the purpose of determining whether a Trust Officer of the Trustee or the Trust Collateral Agent is entitled to rely upon any such action or consent, only Notes or Certificates which the Owner Trustee, the Trust Officer of the Trustee or the Trust Collateral Agent, respectively, actually knows to be so owned shall be so disregarded.

                  SECTION 1.7. Material Adverse Effect. Whenever a determination is to be made under this Agreement as to whether a given event, action, course of conduct or set of facts or circumstances could or would have a material adverse effect on the Securityholders (or any similar or analogous determination), such determination shall be made without taking into account the funds available from claims under the Note Policy. Whenever a determination is to be made under this Agreement whether a breach of a representation, warranty or covenant has or could have a material adverse effect on a Receivable or the interest therein of the Trust, the Noteholders, the Certificateholders or the Insurer (or any similar or analogous determination), such determination shall be made by the Insurer in its reasonable discretion and after notifying the Trustee, each Rating Agency and the Seller of such potential breach or (x) if an Insurer Default shall have occurred and be continuing, or (y) upon (i) the expiration of the Note Policy in accordance with the terms thereof and (ii) the payment of all amounts owing to the Insurer under this Agreement and the Insurance Agreement, by a Security Majority. The Trust Collateral Agent shall be entitled to rely on an Opinion of Counsel for any determination whether a given event, action, course of conduct or set of facts or circumstances could or would have a material adverse effect on the Securityholders.

                                   ARTICLE II

                            Conveyance of Receivables

                  SECTION 2.1. Conveyance of Initial Receivables. In consideration of the Issuer's delivery to or upon the order of the Seller on the Closing Date of the net proceeds from the sale of the Notes and the Certificates and the other amounts to be distributed from time to time to the Seller in accordance with the terms of this Agreement, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations set forth herein), all right, title and interest of the Seller in and to:

                  (a) the Initial Receivables and all monies received thereon on or after the Initial Cutoff Date (including amounts due on or before the Initial Cutoff Date but received by Advanta, the Seller or the Issuer on or after the Initial Cutoff Date);

                  (b) The security interests in the Financed Vehicles granted by Obligors pursuant to the Initial Receivables and any other interest of the Seller in such Financed Vehicles;

                  (c) any proceeds and the right to receive proceeds with respect to the Initial Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors, including rebates of insurance premiums relating to the Receivables and any proceeds from the liquidation of the Initial Receivables;

                  (d) all rights of the Seller against Dealers pursuant to Dealer Agreements, Dealer Assignments or Unaffiliated Originator Receivables Purchase Agreements;

                  (e) all rights under any Service Contracts on the related Financed Vehicles;

                  (f) the related Receivables Files and any and all other documents that Advanta keeps on file in accordance with its customary procedures relating to the Receivables, the Obligors or the Financed Vehicles;

                  (g) property (including the right to receive future Liquidation Proceeds) that secures a Receivable and that has been acquired by or on behalf of the Trust pursuant to liquidation of such Receivable;

                  (h) all funds on deposit from time to time in the Trust Accounts (less all investments and proceeds thereof), and all rights of the Issuer therein;

                  (i) all of the Seller's right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Purchase Agreement, including the delivery requirements, representations and warranties and the cure and repurchase obligations of Advanta under the Purchase Agreement; and

                  (j) the proceeds of any and all of the foregoing.

                  It is the intention of the Seller that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Receivables and other Trust Property from the Seller to the Issuer and the beneficial interest in and title to the Receivables and the other Trust Property shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. In the event that, notwithstanding the intent of the Seller, the transfer and assignment contemplated hereby is held not to be a sale, this Agreement shall constitute a grant of a security interest in the property referred to in this
Section 2.1 for the benefit of the Securityholders and the Insurer.

                  SECTION 2.2. Conveyance of Subsequent Receivables.

                  (a) Subject to the conditions set forth in paragraph (b) below, in consideration of the Issuer's delivery on each related Subsequent Transfer Date to or upon the order of the Seller of the amount described in
Section 5.10(a) to be delivered to the Seller, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer without recourse (subject to the obligations set forth herein), all right, title and interest of the Seller in and to:


                       (i) the Subsequent Receivables listed on Schedule A to the related Subsequent Transfer Agreement and all monies received thereon on or after the related Subsequent Transfer Date (including amounts due on or before the Subsequent Cutoff Date but received by Advanta, the Seller or the Issuer on or after the Subsequent Cutoff
         Date);

                      (ii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Subsequent Receivables and any other interest of the Seller in such Financed Vehicles;

                     (iii) any proceeds and the right to receive proceeds with respect to such Subsequent Receivables from claims on any physical damage, credit life or disability insurance policies covering the related Financed Vehicles or Obligors, including rebating of insurance premiums relating to the Receivables, and any proceeds from the liquidation of the Subsequent Receivables;

                      (iv) all rights of the Seller against the Dealers pursuant to Dealer Agreements; or Unaffiliated
         Originator Receivables Purchase Agreements;

                       (v) all rights under any Service Contracts on the related Financed Vehicles:

                      (vi) the related Receivables Files; and any and all other documents that Advanta keeps on file in accordance with its customary procedures relating to the Receivables, the Obligors or the Financed Vehicles;

                     (vii) property (including the right to receive future Liquidation Proceeds) that secures a Receivable and that has been acquired by or on behalf of the Trust pursuant to liquidation of such Receivable;

                    (viii) all funds on deposit from time to time in the Trust Accounts (less all investments and proceeds thereof), and all rights of the Issuer therein;

                      (ix) all of the Seller's right, title and interest in its rights and benefits, but none of its obligations or burdens, under each of the Subsequent Purchase Agreements, including the delivery requirements, representations and warranties and the cure and repurchase obligations of Advanta under each of the Subsequent Purchase Agreements, on or after the related Subsequent Cutoff Date; and

                       (x) the proceeds of any and all of the foregoing.


                  (b) The Seller shall transfer to the Issuer the Subsequent Receivables and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

                       (i) the Seller shall have provided the Trust Collateral Agent, the Owner Trustee and the Insurer with an Addition Notice not later than five days prior to such Subsequent Transfer Date and shall have provided any information reasonably requested by any of the foregoing with respect to the Subsequent Receivables;

                      (ii) the Seller shall have delivered to the Owner Trustee and the Trust Collateral Agent a duly executed Subsequent Transfer Agreement which shall include supplements to Schedule A, listing the Subsequent Receivables;

                     (iii) the Seller shall, to the extent required by Section 4.2, have deposited in the Collection Account all collections in respect of the Subsequent Receivables;

                      (iv) as of each Subsequent Transfer Date, (A) the Seller shall not be insolvent and shall not become insolvent as a result of the transfer of Subsequent Receivables on such Subsequent Transfer Date, (B) the Seller shall not intend to incur or believe that it shall incur debts that would be beyond its ability to pay as such debts mature, (C) such transfer shall not have been made with actual intent to hinder, delay or defraud any Person and (D) the assets of the Seller shall not constitute unreasonably small capital to carry out its business as conducted;

                      (v) the Pre-Funding Period shall not have terminated;

                      (vi) after giving effect to any transfer of Subsequent Receivables on a Subsequent Transfer Date, the Receivables transferred to the Trust pursuant hereto shall meet the following criteria (based on the characteristics of the Initial Receivables on the Initial Cutoff Date and the Subsequent Receivables on the related Subsequent Cutoff Dates): (i) the weighted average APR of the Receivables transferred to the Trust shall not be less than 18.5%, unless, with the prior consent of the Rating Agencies and the Insurer, the Seller increases the Initial Spread Account Deposit with respect to such Subsequent

         Receivables by the amount required by the Insurer; (ii) the weighted average remaining term of the Receivables transferred to the Trust shall not be greater than 60 months; and (iii) not more than 35% of the Aggregate Principal Balance shall have Obligors whose mailing addresses are in Texas and New York;

                     (vii) each of the representations and warranties made by the Seller pursuant to Section 3.1 with respect to the Subsequent

         Receivables to be transferred on such Subsequent Transfer Date shall be true and correct as of the related Subsequent Transfer Date, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to such Subsequent Transfer Date;

                    (viii) the Seller shall, at its own expense, on or prior to the Subsequent Transfer Date indicate in its computer files that the Subsequent Receivables identified in the Subsequent Transfer Agreement have been sold to the Trust pursuant to this Agreement;

                      (ix) the Seller shall have taken any action necessary or, if required by the Insurer, advisable to maintain the first priority perfected ownership interest of the Trust in the Owner Trust Estate and the first perfected security interest of the Trust Collateral Agent in the Collateral;

                      (x) no selection procedures adverse to the interests of the Securityholders or the Insurer shall have been utilized in selecting the Subsequent Receivables;

                      (xi) the addition of any such Subsequent Receivables shall not result in a material adverse tax consequence to the Trust or the Securityholders;

                     (xii) the Seller shall have delivered (A) to the Rating Agencies and the Insurer an Opinion of Counsel with respect to the transfer of such Subsequent Receivables substantially in the form of the Opinion of Counsel delivered to the Rating Agencies and the Insurer on the Closing Date and (B) to the Trust Collateral Agent and the Insurer the Opinion of Counsel required by Section 13.2(h)(1);

                    (xiii) the Insurer (so long as no Insurer Default shall have occurred and be continuing), in its absolute and sole discretion, shall have approved the transfer of such Subsequent Receivables to the Trust and the Insurer shall have been reimbursed for any fees and expenses incurred by the Insurer in connection with the granting of such approval;

                     (xiv) the Seller shall simultaneously transfer the Subsequent Spread Account Deposit to the Trust Collateral Agent with respect to the Subsequent Receivables transferred on such Subsequent Transfer Date; and

                      (xv) the Seller shall have delivered to the Insurer and the Trust Collateral Agent an Officers' Certificate confirming the satisfaction of each condition precedent specified in this paragraph
         (b).

                  The Seller covenants that in the event any of the foregoing conditions precedent are not satisfied with respect to any Subsequent Receivable on the date required as specified above, the Seller will immediately repurchase such Subsequent Receivable from the Trust, at a price equal to the Purchase Amount thereof, in the manner specified in Section 4.7.

                  SECTION 2.3. Further Encumbrance of Trust Property. (a) Immediately upon the conveyance to the Trust by the Seller of any item of the Trust Property pursuant to Section 2.1, all right, title and interest of the Seller in and to such item of Trust Property shall terminate, and all such right, title and interest shall vest in the Trust, in accordance with the Trust Agreement and Sections 3802 and 3805 of the Business Trust Statute (as defined in the Trust Agreement).

                  (b) Immediately upon the vesting of the Trust Property in the Trust, the Trust shall have the sole right to pledge or otherwise encumber, such Trust Property. Pursuant to the Indenture and contemporaneously with such property vesting in the Trust pursuant to (a) above, the Trust shall grant a security interest in the Trust Property to secure the repayment of the Notes. The Certificates shall represent the beneficial ownership interest in the Trust Property, and the Certificateholders shall be entitled to receive distributions with respect thereto as set forth herein.

                  (c) Prior to the payment in full on the Notes, the payment of all amounts due to the Insurer under the Insurance Agreement, the end of the Term of the Note Policy (as defined therein) and the surrender of the Note Policy by the Collateral Agent to the Insurer, the Trust Collateral Agent shall hold the Trust Property for the exclusive benefit of the Trustee on behalf of the Noteholders and the Insurer. Following the payment in full of the Notes and the release and discharge of the Indenture, all covenants of the Issuer under
Article III of the Indenture shall, until payment in full of the Certificates, remain as covenants of the Issuer for the benefit of the Certificateholders, enforceable by the Certificateholders to the same extent as such covenants were enforceable by the Noteholders prior to the discharge of the Indenture. Any rights of the Trustee under Article III of the Indenture, following the discharge of the Indenture, shall vest in Certificateholders.

                  (d) The Trust Collateral Agent shall, at such time as there are no Securities outstanding and all sums due to (i) the Trustee or any agent or counsel thereof pursuant to the Indenture and (ii) the Trust Collateral Agent pursuant to this Agreement, have been paid, release any remaining portion of the Trust Property to the Seller.

                                   ARTICLE III

                                 The Receivables

                  SECTION 3.1. Representations and Warranties of Seller. The Seller makes the following representations and warranties as to the Receivables and the Other Conveyed Property on which the Issuer is deemed to have relied in acquiring the Receivables and upon which the Insurer shall be deemed to rely in issuing the Note Policy. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date in the case of the Initial Receivables, and as of the related Subsequent Transfer Date in case of the Subsequent Receivables, but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture.

                  (a) Schedule of Representations. The representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B are true and correct.

                  SECTION 3.2. Repurchase upon Breach.

                  (a) The Seller, the Master Servicer, the Insurer, any Trust Officer of the Trust Collateral Agent or the Owner Trustee, as the case may be, shall inform each of the other parties to this Agreement promptly, in writing, upon the discovery of any breach of the Seller's representations and warranties made pursuant to Section 3.1; provided, however, that the failure to give any such notice shall not derogate from any obligations of the Seller under this
Section 3.2. As of the last day of the second (or, if the Seller so elects, the first) month following the discovery by the Seller or receipt by the Seller of notice of such breach, unless such breach is cured by such date, the Seller shall have an obligation to repurchase any Receivable in which the interests of the Noteholders or the Certificateholders or the Insurer are materially and adversely affected by any such breach as of such date. The "second month" shall mean the month following the month in which discovery occurs or notice is given, and the "first month" shall mean the month in which discovery occurs or notice is given. In consideration of and simultaneously with the repurchase of the Receivable, the Seller shall remit, or cause Advanta to remit, to the Collection Account the Purchase Amount in the manner specified in Section 5.6 and the Issuer shall execute such assignments and other documents reasonably requested by such person in order to effect such repurchase. The sole remedy of the Issuer, the Owner Trustee, the Trust Collateral Agent, the Trustee, the Noteholders or the Certificateholders with respect to a breach of representations and warranties pursuant to Section 3.1 and the agreement contained in this Section shall be the repurchase of Receivables pursuant to this Section, subject to the conditions contained herein or to enforce the obligation of Advanta to the Seller to repurchase such Receivables pursuant to the Purchase Agreement. Neither the Owner Trustee, the Trust Collateral Agent nor the Trustee shall have a duty to conduct any affirmative investigation as to the occurrence of any conditions requiring the repurchase of any Receivable pursuant to this Section; provided, however, that the Trust Collateral Agent shall notify the Insurer in writing promptly of any failure by the Seller to repurchase any Receivables as provided herein.

                  In addition to the foregoing and notwithstanding whether the related Receivable shall have been purchased by the Seller, the Seller shall indemnify the Trust, the Trust Collateral Agent, the Insurer, and the Securityholders and any of their respective officers, directors, employees or agents against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach. This indemnity shall survive the termination of this Agreement or the earlier resignation and removal of the Trust Collateral Agent.

                  (b) Pursuant to Section 2.1 of this Agreement, the Seller conveyed to the Trust all of the Seller's right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Purchase Agreement including the Seller's rights under the Purchase Agreement and the delivery requirements, representations and warranties and the cure or repurchase obligations of Advanta thereunder. The Seller hereby represents and warrants to the Trust that such assignment is valid, enforceable and effective to permit the Trust to enforce such obligations of Advanta under the Purchase Agreement.

                  SECTION 3.3. Custody of Receivables Files.

                  (a) In connection with the sale, transfer and assignment of the Receivables and the Other Conveyed Property to the Trust pursuant to this Agreement and simultaneously with the execution and delivery of this Agreement, the Trust Collateral Agent shall enter into the Custodian Agreement with the Custodian, dated as of March 1, 1997, pursuant to which the Trust Collateral Agent shall appoint the
 Custodian, and the Custodian shall accept such appointment, to act as the agent of the Trust Collateral Agent as custodian of the following documents or instruments in its possession which shall be delivered to the Custodian as agent of the Trust Collateral Agent on or before the Closing Date (with respect to each Receivable):

                  (i) The fully executed original of the Receivable (together with any agreements modifying the Receivable, including without limitation any extension agreements);

                  (ii) The original credit application, or a copy thereof, of each Obligor, fully executed by each such Obligor on Advanta's or the applicable Unaffiliated Originator's customary form, or on a form approved by Advanta, for such application; and

                  (iii) The original certificate of title (when received) and otherwise such documents, if any, that Advanta keeps on file in accordance with its customary procedures indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of (x) Advanta or the Trust Collateral Agent as first lienholder or secured party (including any Lien Certificate received by Advanta), or, (y) an Unaffiliated Originator as first lienholder or secured party or, if such original certificate of title has not yet been received, a copy of the application therefor, showing either Advanta, the Trust Collateral Agent or an Unaffiliated Originator as secured party; and

                  (iv) Documents evidencing or relating to any Insurance Policy, to the extent such documents are maintained by or on behalf of the

         Seller or Advanta.

                  The Trust Collateral Agent may act as the Custodian, in which case the Trust Collateral Agent shall be deemed to have assumed the obligations of the Custodian specified in the Custodian Agreement.

                  (b) Upon payment in full of any Receivable, the Master Servicer will notify the Custodian and the Trust Collateral Agent by an Officer's Certificate of the Master Servicer (which certificate shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Collection Account pursuant to Section 4.1 have been so deposited) and shall request delivery of the Receivable and Receivable File to the Master Servicer. From time to time as appropriate for servicing and enforcing any Receivable, the Custodian shall, upon written request of an officer of the Master Servicer and delivery to the Custodian of a receipt signed by such officer, cause the original Receivable and the related Receivable File to be released to the Master Servicer. The Trustee may rely and shall be protected when acting or refraining from acting upon any certificate, request or receipt under this Section. The Master Servicer's receipt of a Receivable and/or Receivable File shall obligate the Master Servicer to return the original Receivable and the related Receivable File to the Custodian when its need by the Master Servicer has ceased unless the Receivable is repurchased as described in Section 3.2 or 4.7.

                                   ARTICLE IV

                   Administration and Servicing of Receivables

                  SECTION 4.1. Duties of the Master Servicer. The Master Servicer is hereby authorized to act as agent for the Trust and in such capacity shall manage, service, administer and make collections on the Receivables, and perform the other actions required by the Master Servicer under this Agreement. The Master Servicer agrees that its servicing of the Receivables shall be carried out in accordance with customary and usual procedures of institutions which service comparable motor vehicle retail installment sales contracts and, to the extent more exacting, the degree of skill and attention that the Master Servicer exercises from time to time with respect to all comparable motor vehicle receivables that it services for itself or others. In performing such duties, so long as Advanta is the Master Servicer, it shall comply with the standard and customary procedures for servicing all of its comparable motor vehicle receivables. The Master Servicer's duties shall include, without limitation, collection and posting of all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting any required tax information to Obligors, monitoring the collateral, complying with the terms of the Lockbox Agreement, accounting for collections and furnishing monthly and annual statements to the Trust Collateral Agent, the Trustee and the Insurer with respect to distributions, monitoring the status of Insurance Policies with respect to the Financed Vehicles and performing the other duties specified herein. The Master

Servicer shall also administer and enforce all rights and responsibilities of the holder of the Receivables provided for in the Dealer Agreements (and Advanta shall make efforts to obtain possession of the Dealer Agreements, to the extent it is necessary to do so), the Dealer Assignments, the Unaffiliated Originator Receivables Purchase Agreements and the Insurance Policies, to the extent that such Dealer Agreements, Dealer Assignments, Unaffiliated Originator Receivables Purchase Agreements and Insurance Policies relate to the Receivables, the Financed Vehicles or the Obligors. To the extent consistent with the standards, policies and procedures otherwise required hereby, the Master Servicer shall follow its customary standards, policies, and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer is hereby authorized and empowered by the Trust to execute and deliver, on behalf of the Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and with respect to the Financed Vehicles; provided, however, that notwithstanding the foregoing and subject to Section 4.3 hereof, the Master Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance of any Receivable from the Obligor. The Master Servicer is hereby authorized to commence, in it's own name or in the name of the Trust, a legal proceeding to enforce a Receivable pursuant to Section 4.3 or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Receivable, an Obligor or a Financed Vehicle. If the Master Servicer commences or participates in such a legal proceeding in its own name, the Trust shall thereupon be deemed to have automatically assigned such Receivable to the Master Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Master Servicer is authorized and empowered by the Trust to execute and deliver in the Master Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Trust Collateral Agent and the Owner Trustee shall furnish the Master Servicer with any powers of attorney and other documents which the Master Servicer may reasonably request and which the Master Servicer deems necessary or appropriate and take any other steps which the Master Servicer may deem necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties under this Agreement.

                  SECTION 4.2. Collection of Receivable Payments;
Modifications of Receivables; Lockbox Agreements.

                  (a) Consistent with the standards, policies and procedures required by this Agreement, the Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable automobile receivables that it services for itself or others and otherwise act with respect to the Receivables, the Dealer Agreements, the Dealer Assignments, the Unaffiliated Originator Receivables Purchase Agreements, the Insurance Policies and the Other Conveyed Property in such manner as will, in the reasonable judgment of the Master Servicer, maximize the amount to be received by the Trust with respect thereto. The Master Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.

                  (b) The Master Servicer may at any time agree to a modification or amendment of a Receivable in order to (i) change the Obligor's regular due date to a date within 30 days in which such due date occurs or (ii) re-amortize the scheduled payments on the Receivable following a partial prepayment of principal; provided, however, that no such change shall extend the maturity date of any Receivable.

                  (c) The Master Servicer may grant payment extensions on, or other modifications or amendments to, a Receivable (in addition to those modifications permitted by Section 4.2(b)) in accordance with the terms set forth in the Insurance Agreement.

                  (d) The Master Servicer shall use its best efforts to direct Obligors to make all payments on the Receivables, whether by check or by direct debit of the Obligor's bank account, to be made directly to one or more Lockbox Banks, acting as agent for the Trust pursuant to a Lockbox Agreement. Amounts received by a Lockbox Bank in respect of the Receivables may initially be deposited into a demand deposit account maintained by the Lockbox Bank as agent for the Trust and for other owners of automobile receivables serviced by the Master Servicer. The Master Servicer shall use its best efforts to cause any Lockbox Bank to deposit all payments on the Receivables in the Lockbox Account no later than the Business Day after receipt, and to cause all amounts credited to the Lockbox Account on account of such payments to be transferred to the Collection Account no later than the second Business Day after receipt of such payments. The Lockbox Account shall be a demand deposit account held by the Lockbox Bank, or at the request of the Controlling Party, an Eligible Account. Any payments on the Receivables sent to and received by the Master Servicer shall be deposited directly into the Lockbox Account within one Business Day of receipt.

                  Prior to the Closing Date, the Master Servicer shall have notified each Obligor that makes its payments on the Receivables by check to make such payments thereafter directly to the Lockbox Bank (except in the case of Obligors that have already been making such payments to the Lockbox Bank), and shall have provided each such Obligor with remittance invoices in order to enable such Obligors to make such payments directly to the Lockbox Bank for deposit into the Lockbox Account, and the Master Servicer will continue, not less often than every three months, to so notify those Obligors who have failed to make payments to the Lockbox Bank.

                  Notwithstanding any Lockbox Agreement, or any of the provisions of this Agreement relating to the Lockbox Agreement, the Master

Servicer shall remain obligated and liable to the Trust, the Trust Collateral Agent and Securityholders for servicing and administering the Receivables and the Other Conveyed Property in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue thereof, provided, however, that the foregoing shall not apply to the any successor Master Servicer for so long as a Lockbox Bank is performing its obligations pursuant to the terms of a Lockbox Agreement.

                  In the event of a termination of the Master Servicer pursuant to Article X hereof, the successor Master Servicer shall assume all of the rights and obligations of the outgoing Master Servicer under the Lockbox Agreement subject to the terms hereof. In such event, the successor Master Servicer shall be deemed to have assumed all of the outgoing Master Servicer's interest therein and to have replaced the outgoing Master Servicer as a party to each such Lockbox Agreement to the same extent as if such Lockbox Agreement had been assigned to the successor Master Servicer, except that the outgoing Master Servicer shall not thereby be relieved of any liability or obligations on the part of the outgoing Master Servicer to the Lockbox Bank under such Lockbox Agreement. The outgoing Master Servicer shall, upon request of the Trust Collateral Agent, but at the expense of the outgoing Master Servicer, deliver to the successor Master Servicer all documents and records relating to each such Lockbox Agreement and an accounting of amounts collected and held by the Lockbox Bank and otherwise use its best efforts to effect the orderly and efficient transfer of any Lockbox Agreement to the successor Master Servicer. In the event that the Insurer (so long as an Insurer Default shall not have occurred and be continuing) or a Security Majority (if an Insurer Default shall have occurred and be continuing) elects to change the identity of the Lockbox Bank, the outgoing Master Servicer, at its expense, shall cause the Lockbox Bank to deliver, at the direction of the Insurer (so long as an Insurer Default shall not have occurred and be continuing) or a Security Majority (if an Insurer Default shall have occurred and be continuing) to the Trust Collateral Agent or a successor Lockbox Bank, all documents and records relating to the Receivables and all amounts held (or thereafter received) by the Lockbox Bank (together with an accounting of such amounts) and shall otherwise use its best efforts to effect the orderly and efficient transfer of the lockbox arrangements and the Master Servicer shall notify the Obligors to make payments to the Lockbox established by the successor.

                  (e) The Master Servicer shall remit all payments by or on behalf of the Obligors received directly by the Master Servicer to the Lockbox Bank for deposit into the Collection Account, in either case, without deposit into any intervening account and as soon as practicable, but in no event later than the Business Day after receipt thereof.

                  SECTION 4.3. Realization Upon Receivables.

                  (a) Consistent with the standards, policies and procedures required by this Agreement, the Master Servicer shall use its best efforts to repossess (or otherwise comparably convert the ownership of) and liquidate any Financed Vehicle securing a Receivable with respect to which the Master Servicer has determined that payments thereunder are not likely to be resumed, as soon as is practicable after default on such Receivable but in no event later than the date on which all or any portion of a Scheduled Payment has become 120 days delinquent (other than in the case of Financed Vehicles where neither the Financed Vehicle nor the Obligor can be physically located by the Master Servicer (using procedures consistent with the standards, policies and procedures of the Master Servicer required by this Agreement) and other than in the case of an Obligor who is subject to a bankruptcy proceeding); provided, however, that the Master Servicer may elect not to repossess a Financed Vehicle within such time period if in its good faith judgment it determines that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. The Master Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by
Section 4.1, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers, the sale of the related Financed Vehicle at public or private sale, the submission of claims under an Insurance Policy and other actions, including, without limitation, entering into settlements with Obligors, by the Master Servicer in order to realize upon such a Receivable. The foregoing is subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Master Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the amount of such expenses. All amounts received upon liquidation of a Financed Vehicle shall be remitted directly by the Master Servicer to the Collection Account without deposit into any intervening account as soon as practicable, but in no event later than the Business Day after receipt thereof. The Master Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle. The Master Servicer shall recover such reasonable expenses based on the information contained in the Master Servicer's Certificate delivered on the related Determination Date. The Master Servicer shall pay on behalf of the Trust any personal property taxes assessed on repossessed Financed Vehicles. The Master Servicer shall be entitled to reimbursement of any such tax from Net Liquidation Proceeds with respect to such Receivable.

                  (b) If the Master Servicer elects to commence a legal proceeding to enforce a Dealer Agreement, Dealer Assignment or Unaffiliated Originator Receivables Purchase Agreement, the act of commencement shall be deemed to be an automatic assignment from the Trust to the Master Servicer of the rights under such Dealer Agreement and Dealer Assignment for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Master Servicer may not enforce a Dealer Agreement, Dealer Assignment or Unaffiliated Originator Receivables Purchase Agreement on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement, Dealer Assignment or Unaffiliated Receivables Purchase Agreement, the Owner Trustee and/or the Trust Collateral Agent, at the Master Servicer's written direction and expense, or the Seller, at the Seller's expense, shall take such steps as the Master Servicer deems necessary to enforce the Dealer Agreement, Dealer Assignment or Unaffiliated Originator Receivables Purchase Agreement, including bringing suit in its name or the name of the

Seller or of the Trust and the Owner Trustee and/or the Trust Collateral Agent for the benefit of the Securityholders. All amounts recovered shall be remitted directly by the Master Servicer as provided in Section 4.2(e).

                  SECTION 4.4. Insurance.

                  (a) The Master Servicer shall require, in accordance with its customary servicing policies and procedures, that each Financed Vehicle be insured by the related Obligor under the

Insurance Policies referred to in Paragraph 24 of the Schedule of Representations and Warranties and shall monitor the status of such physical loss and damage insurance coverage thereafter, in accordance with its customary servicing procedures. Each Receivable requires the Obligor to obtain such physical loss and damage insurance, naming Advanta and its successors and assigns as additional insureds, and permits the holder of such Receivable to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to maintain such insurance. If the Master Servicer shall determine that an Obligor has failed to obtain or maintain a physical loss and damage Insurance Policy covering the related Financed Vehicle which satisfies the conditions set forth in clause (i)(a) of such Paragraph 24 (including, without limitation, during the repossession of such Financed Vehicle) the Master Servicer shall be diligent in carrying out its customary servicing procedures to enforce the rights of the holder of the Receivable under the Receivable to require the Obligor to obtain such physical loss and damage insurance in accordance with its customary servicing policies and procedures.

                  (b) The Master Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Trust. If the Master Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Trust under such Insurance Policy to the Master Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Master Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Owner Trustee and/or the Trust Collateral Agent, at the Master Servicer's written direction and expense, or the Seller, at the Seller's expense, shall take such steps as the Master Servicer deems necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Trust and the Owner Trustee and/or the Trust Collateral Agent for the benefit of the Securityholders.

                  SECTION 4.5. Maintenance of Security Interests in Vehicles.

                  (a) Consistent with the policies and procedures required by this Agreement, the Master Servicer shall take such steps on behalf of the Trust as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle, including but not limited to obtaining the execution by the Obligors and the recording, registering, filing, re- recording, re-filing, and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest granted by the Obligors under the respective Receivables. The Trust Collateral Agent hereby authorizes the Master Servicer, and the Master Servicer agrees, to take any and all steps necessary to re-perfect such security interest on behalf of the Trust as necessary because of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Trust is insufficient, without a notation on the related Financed Vehicle's certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Trust, the Master Servicer hereby agrees that either Advanta's or the Trust Collateral Agent's designation as the secured party on the certificate of title is in its capacity as agent of the Trust.

                  (b) Upon the occurrence of an Insurance Agreement Event of Default, the Insurer may (so long as an Insurer Default shall not have occurred and be continuing) instruct the Trust Collateral Agent and the Master Servicer to take or cause to be taken, or, if an Insurer Default shall have occurred, upon the occurrence of a Master Servicer Termination Event, the

Trust Collateral Agent and the Master Servicer shall take or cause to be taken such action as may, in the opinion of counsel to the Controlling Party, be necessary to perfect or re-perfect the security interests in the Financed Vehicles securing the Receivables in the name of the Trust by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Controlling Party, be necessary or prudent. Advanta hereby agrees to pay all expenses related to such perfection or reperfection and to take all action necessary therefor. In addition, prior to the occurrence of an Insurance Agreement Event of Default, the Controlling Party may instruct the Trust Collateral Agent and the Master Servicer to take or cause to be taken such action as may, in the opinion of counsel to the Controlling Party, be necessary to perfect or re-perfect the security interest in the Financed Vehicles underlying the Receivables in the name of the Trust, including by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Controlling Party, be necessary or prudent; provided, however, that if the Controlling Party requests that the title documents be amended prior to the occurrence of an Insurance Agreement Event of Default, the out-of-pocket expenses of the Master Servicer or the Trust Collateral Agent in connection with such action shall be reimbursed to the Master Servicer or the Trust Collateral Agent, as applicable, by the Controlling Party. Advanta hereby appoints the Trust Collateral Agent as its attorney-in-fact to take any and all steps required to be performed by Advanta pursuant to this Section 4.5(b), including execution of certificates of title or any other documents in the name and stead of Advanta, and the Trust Collateral Agent hereby accepts such appointment.

                  SECTION 4.6. Covenants, Representations, and Warranties of Master Servicer. By its execution and delivery of this Agreement, the Master Servicer makes the following representations, warranties and covenants on which the Trust Collateral Agent relies in accepting the Receivables, on which the

Trustee relies in authenticating the Notes, on which the Owner Trustee relies in executing the Certificates and on which the Insurer relies in issuing the Note Policy.

                  (a) The Master Servicer covenants as follows:

                       (i) Liens in Force. The Financed Vehicle securing each Receivable shall not be released in whole or in part from the security interest granted by the Receivable, except upon payment in full of the Receivable or as otherwise contemplated herein;

                      (ii) No Impairment. The Master Servicer shall do nothing to impair the rights of the Trust or the Securityholders in the Receivables, the Dealer Agreements, the Dealer Assignments, the Unaffiliated Originator Receivables Purchase Agreements, the
         Insurance Policies or the Other Conveyed Property;

                     (iii) No Amendments. The Master Servicer shall not extend or otherwise amend the terms of any Receivable, except in accordance with Section 4.2;

                      (iv) Restrictions on Liens. The Master Servicer shall not
         (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or restriction on transferability of the Receivables except for the Lien in favor of the Trust Collateral Agent for the benefit of the Securityholders and Insurer, the Lien imposed by the Spread Account Agreement in favor of the Collateral Agent for the benefit of the Trust Collateral Agent and Insurer, and the restrictions on transferability imposed by this Agreement or (ii) sign or file under the Uniform Commercial Code of any jurisdiction any financing statement which names Advanta or the Master Servicer as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables, except in each case any such instrument solely securing the rights and preserving the Lien of the Trust Collateral Agent, for the benefit of the Securityholders and the Insurer; and

                       (v) Servicing of Receivables. The Master Servicer shall service the Receivables as required by the terms of this Agreement and in material compliance with its standard and customary procedures for servicing all its other comparable motor vehicle receivables.

                  (b) The Master Servicer represents, warrants and covenants as of the Closing Date as to itself that the representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B are true and correct, provided that such representations and warranties contained therein and herein shall not apply to any entity other than Advanta.

                  SECTION 4.7. Purchase of Receivables Upon Breach of Covenant. Upon discovery by any of the Master Servicer, the Seller, the Insurer, a Trust Officer of the Trust Collateral Agent, the Owner Trustee or a Responsible Officer of the Trustee of a breach of any of the covenants set forth in Sections 4.5(a) or 4.6(a), the party discovering such breach shall give prompt written notice to the others; provided, however, that the failure to give any such notice shall not affect any obligation of Advanta under this Section 4.7. As of the second Accounting Date following its discovery or receipt of notice of any breach of any covenant set forth in Sections 4.5(a) or 4.6(a) which materially and adversely affects the interests of the Securityholders or the Insurer in any Receivable (including any Liquidated Receivable) (or, at Advanta's election, the first Accounting Date so following) or the related Financed Vehicle, Advanta shall, unless such breach shall have been cured in all material respects, purchase from the Trust the Receivable affected by such breach and, on the related Deposit Date, Advanta shall pay the related Purchase Amount and deposit such Purchase Amounts into the Collection Account in accordance with Section 5.6 hereof. The Trust Collateral Agent shall notify the Insurer promptly, in writing, of any failure by Advanta to so repurchase any Receivable. It is understood and agreed that the obligation of Advanta to purchase any Receivable (including any Liquidated Receivable) with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against Advanta for such breach available to the Insurer, the Securityholders, the Owner Trustee or the Trust Collateral Agent; provided, however, that Advanta shall indemnify the Trust, the Collateral Agent, the Insurer, the Owner Trustee, the Trust Collateral Agent, the Trustee and the Securityholders (and their respective directors, officers, employees and agents) against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

                  SECTION 4.8. Total Servicing Fee; Payment of Certain Expenses by Master Servicer. On each Distribution Date, the Master Servicer shall be entitled to receive out of the Collection Account the Base Servicing Fee and any Supplemental Servicing Fee for the related Collection Period pursuant to Section
5.7. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Master Servicer, expenses incurred in connection with distributions and reports made by the Master Servicer to Securityholders or the Insurer and all other fees and expenses of the Owner Trustee, the Trust Collateral Agent or the Trustee, except taxes levied or assessed against the Trust, and claims against the Trust in respect of indemnification, which taxes and claims in respect of indemnification against the Trust are expressly stated to be for the account of Advanta). The Master Servicer shall be liable for the fees, charges and expenses of the Owner Trustee, the Trust Collateral Agent, the Trustee, the Custodian, the Collateral Agent, the Lockbox Bank, any Sub-Servicer and their respective agents (and any fees under the Lockbox Agreement).

                  SECTION 4.9. Master Servicer's Certificate. No later than 10:00 a.m. New York City time on each Determination Date, the Master Servicer shall deliver, or cause to be delivered, to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Insurer, the Collateral Agent, a Master Servicer's Certificate executed by a responsible officer or agent of the Master Servicer containing among other things, (i) all information necessary to enable the Trust Collateral Agent to make any withdrawal and deposit required by Section 5.5, to give any notice required by Section 5.5(b) and to make the distributions required by Sections 5.7, (ii) all information to be provided to Securityholders and the Insurer specified by Section 5.11 and (iii) a listing of all Warranty Receivables and Administrative Receivables purchased as of the related Deposit Date, identifying the Receivables so purchased. Receivables purchased by the Master Servicer or by the Seller on the related Deposit Date and each Receivable which became a Liquidated Receivable or which was paid in full during the related Collection Period shall be identified by account number (as set forth in the Schedule of Receivables). In addition to the information set forth in the preceding sentence, the Master Servicer's Certificate shall also contain the following information: (a) the Delinquency Ratio, Average Delinquency Ratio, Default Ratio, Average Default Ratio, Net Loss Ratio and Average Net Loss Ratio (as such terms are defined in the Spread Account Agreement) for such Determination Date; (b) whether to the knowledge of the Master Servicer any Trigger Event has occurred as of such Determination Date; (c) whether any Trigger Event that may have occurred as of a prior Determination Date is deemed cured as of such Determination Date; and (d) whether to the knowledge of the Master Servicer an Insurance Agreement Event of Default has occurred.

                  SECTION 4.10. Annual Statement as to Compliance, Notice of Master Servicer Termination Event.

                  (a) The Master Servicer shall deliver or cause to be delivered to the Trustee, the Owner Trustee, the Trust Collateral Agent and the Insurer on or before April 30 (or 120 days after the end of the Master Servicer's fiscal year, if other than December 31) of each year, beginning on April 30, 1998, an Officer's Certificate signed by any responsible officer of the Master Servicer, or such Eligible Sub-Servicer who is performing the servicing duties of the Master Servicer, dated as of December 31 (or other applicable date) of the immediately preceding year, stating that (i) a review of the activities of the Master Servicer, or such Eligible Sub-Servicer who is performing the servicing duties of the Master Servicer, during the preceding 12-month period (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate) and of its performance under this Agreement has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Master Servicer, or such Eligible Sub-Servicer who is performing the servicing duties of the Master Servicer, has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                  (b) The Master Servicer, or such Eligible Sub-Servicer who is performing the servicing duties of the Master Servicer, shall deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Insurer, the Collateral Agent, and in the event that such notice is delivered by the Sub-Servicer, to the Master Servicer, promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a Master Servicer Termination Event under Section 10.1(a). The Seller or the Master Servicer shall deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Insurer, the Collateral Agent, the Master Servicer or the Seller (as applicable) promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a Master Servicer Termination Event under any other clause of Section 10.1.

                  SECTION 4.11. Annual Independent Accountants' Report.

                  (a) The Master Servicer shall cause a firm of nationally recognized independent certified public accountants (the "Independent Accountants"), who may also render other services to the Master Servicer or to the Seller, to deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Insurer, on or before April 30 (or 120 days after the end of the Master Servicer's fiscal year, if other than December 31) of each year, beginning on April 30, 1998, with respect to the twelve months ended the immediately preceding December 31 (or other applicable date) (or such other period as shall have elapsed from the Closing Date to the date of such certificate), a statement (the "Accountants' Report") addressed to the Board of Directors of the Master Servicer, to the Trustee, the Owner Trustee, the Trust Collateral Agent and to the Insurer, to the effect that such firm has audited the books and records of the Master Servicer and that such audit (1) was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (2) included an examination of documents and records relating to the servicing of automobile installment sales contracts under pooling and servicing agreements substantially similar one to another (such statement to have attached thereto a schedule setting forth the servicing agreements covered thereby, including this Agreement); (3) included an examination of the delinquency and loss statistics relating to the Master Servicer's portfolio of automobile installment sales contracts; and (4) except as described in the statement, disclosed no exceptions or errors in the records relating to automobile and light truck loans serviced for others that, in the firm's opinion, generally accepted auditing standards requires such firm to report. The Accountants' Report shall further state that (1) a review in accordance with agreed upon procedures was made of three randomly selected Master Servicer's Certificates for the Trust; (2) except as disclosed in the Report, no exceptions or errors in the Master Servicer's Certificates so examined were found; and (3) the delinquency and loss information relating to the Receivables contained in the Master Servicer Certificates were found to be accurate.

                  (b) The Accountants' Report shall also indicate that the firm is independent of the Seller and the Master Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public

Accountants.

                  (c) In the event such Independent Accountants require the Trust Collateral Agent to agree to the procedures to be performed by such Independent Accountants pursuant to this Section 4.11, the Master Servicer shall direct the Trust Collateral Agent on the manner of such procedures to be performed and the Trust Collateral Agent shall deliver such letter of agreement at the written direction of the Master Servicer. The Trust
Collateral Agent shall have no obligation, other than its customary standard of care as set forth in the Basic Agreements, to make any independent investigation or inquiry into, and shall have no obligation or liability with respect to, the sufficiency or correctness of such procedures.

                  SECTION 4.12. Access to Certain Documentation and Information Regarding Receivables. The Master Servicer shall provide to representatives of the Trustee, the Owner Trustee, the Trust Collateral Agent and the Insurer reasonable access to the documentation regarding the Receivables. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Master Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

                  SECTION 4.13. Monthly Tape. On or before the fourth Business Day, but in no event later than the fifth calendar day, of each month, the Master Servicer will deliver or cause to be delivered to the Trust Collateral Agent and the Insurer a computer tape and a diskette (or any other electronic transmission acceptable to the Trust Collateral Agent and the Insurer in a format acceptable to the Trust Collateral Agent and the Insurer, containing the information with respect to the Receivables as of the preceding Accounting Date necessary for preparation of the Master Servicer's Certificate relating to the immediately succeeding Determination Date and necessary to determine the application of collections as provided in Section 5.4. In addition, upon the occurrence of a Master Servicer Termination Event the Master Servicer shall, if so requested by the Controlling Party deliver to the Trust Collateral Agent its Collection Records and its Monthly Records within 15 days after demand therefor and a computer tape containing as of the close of business on the date of demand all of the data maintained by the Master Servicer in computer format in connection with servicing the Receivables. Other than the duties specifically set forth in this Agreement, the Trust Collateral Agent shall have no obligations hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Master Servicer or to verify the information contained on the computer tape delivered pursuant to this Section 4.13 other than to verify that such computer tape is in a readable format. Notwithstanding the foregoing, to the extent that the Insurer informs the Trust Collateral Agent of a discrepancy in the computer tape, the Trust Collateral Agent shall cooperate with the Insurer and attempt to reconcile such discrepancies with the Master Servicer prior to the related Distribution Date. In the absence of a reconciliation, the Master Servicer's Certificate shall control for purposes of calculations and distributions with respect to the related Distribution Date. In the event that the Trust Collateral Agent and the Master Servicer are unable to reconcile discrepancies with respect to the Master Servicer's Certificate, by the related Distribution Date, the Master Servicer shall cause independent accountants, at the Master Servicer's expense, to audit the Master Servicer's Certificate and, prior to the Determination Date, reconcile the discrepancies. The effect, if any, of such reconciliation shall be reflected in the Master Servicer's Certificate for such next succeeding Determination Date. The Trust Collateral Agent shall have no liability for any actions taken or omitted by the Master Servicer.

                  SECTION 4.14. Retention and Termination of Master Servicer. The Master Servicer hereby covenants and agrees to act as such under this Agreement for an initial term, commencing on the Closing Date and ending on June 30, 1997, which term shall be extendible by the Controlling Party for successive quarterly terms ending on each successive March 31, June 30, September 30, and December 31 (or, pursuant to revocable written standing instructions from time to time to the Master Servicer and the Trust Collateral Agent for any specified number of terms greater than one), until the Notes are paid in full. Each such notice (including each notice pursuant to standing instructions, which shall be deemed delivered at the end of successive quarterly terms for so long as such instructions are in effect) (a "Master Servicer Extension Notice") shall be delivered by the Insurer to the Trust Collateral Agent and the Master Servicer. The Master Servicer hereby agrees that, as of the date hereof and upon its receipt of any such Master Servicer Extension Notice, the Master Servicer shall become bound, for the initial term beginning on the Closing Date and for the duration of the term covered by such Master Servicer Extension Notice, to continue as the Master Servicer subject to and in accordance with the other provisions of this Agreement. Until such time as an Insurer Default shall have occurred and be continuing the Trust Collateral
Agent agrees that if as of the fifteenth day prior to the last day of any term of the Master Servicer the Trust Collateral Agent shall not have received any Master Servicer Extension Notice from the Insurer, the Trust Collateral Agent will, within five days thereafter, give written notice of such non-receipt to the Insurer and the Master Servicer and the Master Servicer's term shall not be extended unless a Master Servicer Extension Notice is received on or before the last day of such term.

                  SECTION 4.15. Fidelity Bond and Errors and Omissions Policy. The Master Servicer or such Eligible Sub-Servicer that is performing the servicing duties of the Master Servicer, has obtained, and shall continue to maintain in full force and effect, a Fidelity Bond and Errors and Omissions Policy of a type and in such amount as is customary for servicers engaged in the business of servicing automobile receivables.

                                    ARTICLE V


                         Trust Accounts; Distributions;

                Statements to Certificateholders and Noteholders

                  SECTION 5.1. Establishment of Trust Accounts.

                    (a)(i) The Trust Collateral Agent, on behalf of the Securityholders and the Insurer, shall establish and maintain in its own name an Eligible Deposit Account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent on behalf of the Securityholders and the Insurer. The Collection Account shall initially be established with the Trust Collateral Agent.

                      (ii) The Trust Collateral Agent, on behalf of the Noteholders, shall establish and maintain in its own name an Eligible Deposit Account (the "Note Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent on behalf of the Noteholders and the Insurer. The Note Distribution Account shall initially be established with the Trust Collateral Agent.

                     (iii) The Trust Collateral Agent, on behalf of the Certificateholders, shall establish and maintain in its own name an Eligible Deposit Account (the "Certificate Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent on behalf of the

Certificateholders and the Insurer. The Certificate Distribution Account shall initially be established with the Trust Collateral Agent.

                      (iv) The Trust Collateral Agent, on behalf of the Securityholders and the Insurer, shall establish and maintain in its own name an Eligible Deposit Account (the "Pre-Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent on behalf of the Securityholders and the Insurer. The Pre-Funding Account shall initially be established with the Trust Collateral Agent.

                  (b) Funds on deposit in the Collection Account, the Pre-Funding Account, the Note Distribution Account, the Certificate Distribution Account and the Capitalized Interest Account (collectively, the "Trust Accounts") shall be invested by the Trust Collateral Agent (or any custodian with respect to funds on deposit in any such account) in Eligible Investments selected in writing by the Master Servicer (pursuant to standing instructions or otherwise) which, absent any instruction shall be the investments specified in clause (d) of the definition of Eligible Investments set forth herein. Other than as permitted by the Rating Agencies and the Insurer, funds on deposit in any Account shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day immediately preceding the following Distribution Date. Funds deposited in a Trust Account on the day immediately preceding a Distribution Date upon the maturity of any Eligible Investments are not required to be invested overnight. All Eligible Investments will be held to maturity.

                  (c) All investment earnings of moneys deposited in the Trust Accounts shall be deposited (or caused to be deposited) by the Trust Collateral Agent in the Collection Account no later than the close of business on the Business Day immediately preceding the related Distribution Date, and any loss resulting from such investments shall be charged to the Collection Account. The Master Servicer will not direct the Trust Collateral Agent to make any investment of any funds held in any of the Trust Accounts unless the security interest granted and perfected in such account will continue to be perfected in such investment, in either case without any further action by any Person, and, in connection with any direction to the Trust Collateral Agent to make any such investment, if necessary, the Master Servicer shall deliver to the Trust Collateral Agent an Opinion of Counsel to such effect.

                  (d) The Trust Collateral Agent shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Trust Collateral Agent's negligence or bad faith or its failure to make payments on such Eligible Investments issued by the Trust Collateral Agent, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

                  (e) If (i) the Master Servicer shall have failed to give investment directions for any funds on deposit in the Trust Accounts to the Trust Collateral Agent by 2:00 p.m. Eastern Time (or such other time as may be agreed by the Issuer and Trust Collateral Agent) on any Business Day; or (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable, or, if such Notes shall have been declared due and payable following an Event of Default, amounts collected or receivable from the Trust Property are being applied as if there had not been such a declaration;

then the Trust Collateral Agent shall, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts in one or more Eligible Investments pursuant to paragraph (b) above.

                  (f)(i) The Trust Collateral Agent shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (excluding all Investment Earnings on the Collection Account) and all such funds, investments, proceeds and income shall be part of the Owner Trust Estate. Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of the Trust Collateral Agent for the benefit of the Noteholders and the Certificateholders, as the case may be, and the Insurer. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Trust Collateral Agent (or the Master Servicer on its behalf) shall within five Business Days (or such longer period as to which each Rating Agency and the Insurer may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account. In connection with the foregoing, the Master Servicer agrees that, in the event that any of the Trust Accounts are not accounts with the Trust Collateral Agent, the Master Servicer shall notify the Trust Collateral Agent in writing promptly upon any of such Trust Accounts ceasing to be an Eligible Deposit Account.

                      (ii) With respect to the Trust Account Property:

                         (A) any Trust Account Property or any property in the
                  Certificate Distribution Account that is held in deposit accounts shall be held solely in the Eligible Deposit Accounts; and, except as otherwise provided herein, each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Trust Collateral Agent, and the Trust Collateral Agent shall have sole signature authority with respect thereto;

                         (B) any Trust Account Property that constitutes
                  Physical Property shall be delivered to the Trust Collateral Agent in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Trust Collateral Agent or a financial intermediary (as such term is defined in Section 8-313(4) of the UCC) acting solely for the Trust Collateral Agent;

                         (C) any Trust Account Property that is a book-entry
                  security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Trust Collateral Agent, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

                         (D) any Trust Account Property that is an
                  "uncertificated security" under Article 8 of the UCC and that is not governed by clause (C) above shall be delivered to the Trust Collateral Agent in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Trust Collateral Agent, pending maturity or disposition, through continued registration of the Trust Collateral Agent's (or its nominee's) ownership of such security.

                  (g) The Master Servicer shall have the power, revocable by the Insurer or, with the consent of the Insurer by the Trustee or by the Owner Trustee with the consent of the Trustee, to instruct the Trust Collateral Agent to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Master Servicer and the Trust Collateral Agent to carry out its respective duties hereunder.

                  SECTION 5.2. Capitalized Interest Account.

                  (a) The Master Servicer shall cause the Trust Collateral Agent to establish and maintain an Eligible Deposit Account (the "Capitalized Interest Account") with the Trust Collateral Agent, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Noteholders, Certificateholders and the Insurer.

                  On or prior to the Closing Date, the Seller shall deposit an amount equal to the Capitalized Interest Account Initial Deposit into the Capitalized Interest Account.

                  (b)(i) On the Distribution Dates occurring in April, May and June of 1997 the Trust Collateral Agent shall, in accordance with the Master Servicer's Certificate, withdraw from the Capitalized Interest Account the Monthly Capitalized Interest Amount for such Distribution Date and deposit such amount in the Collection Account as further provided in Section 5.7.

                      (ii) On the Distribution Dates occurring in April, May and June of 1997 the Master Servicer shall instruct the Trust Collateral Agent in writing to withdraw from the Capitalized Interest Account and pay to the Seller on such Distribution Date an amount equal to the Overfunded Capitalized Interest Amount for such Distribution Date. Any amounts remaining in the Capitalized Interest Account on the Distribution Date which immediately follows the end of the Pre-Funding Period after taking into account the transfer pursuant to Section 5.7(a)(i) shall be remitted by the Trust Collateral Agent to the Seller. Upon any such distributions to the Seller, the Noteholders, the Certificateholders and the Insurer will have no further rights in, or claims to, such amounts.

                  SECTION 5.3. Certain Reimbursements to the Master Servicer. The Master Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to a Collection Period for amounts previously deposited in the Collection Account but later determined by the Master Servicer to have resulted from mistaken or postings or checks returned for insufficient funds. The amount to be reimbursed hereunder shall be paid to the Master Servicer on the related Distribution Date pursuant to Section 5.7(b)(i) upon certification by the Master Servicer of such amounts and the provision of such information to the Trust Collateral Agent and the Insurer as may be necessary in the opinion of the Insurer to verify the accuracy of such certification. In the event that the Insurer has not received evidence satisfactory to it of the Master Servicer's entitlement to reimbursement pursuant to this Section, the Insurer shall (unless an Insurer Default shall have occurred and be continuing) give the Trust Collateral Agent notice to such effect, following receipt of which the Trust Collateral Agent shall not make a distribution to the Master Servicer in respect of such amount pursuant to Section 5.7, or if the Master Servicer prior thereto has been reimbursed pursuant to Section 5.7, the Trust Collateral Agent shall withhold such amounts from amounts otherwise distributable to the Master Servicer on the next succeeding Distribution Date.

                  SECTION 5.4. Application of Collections. All collections for the Collection Period shall be applied by the Master Servicer as follows:

                  With respect to each Simple Interest Receivable (other than a Purchased Receivable), payments by or on behalf of the Obligor, (other than Supplemental Servicing Fees with respect to such Receivable, to the extent collected) shall be applied to interest and principal in accordance with the Simple Interest Method. With respect to each Rule of 78s Receivable (other than a Purchased Receivable), payments by or on behalf of the Obligor, (other than Supplemental Servicing Fees with respect to such Receivable, to the extent collected) shall be applied to interest and principal in accordance with the Rule of 78s Method. With respect to each Actuarial Receivable, (other than a Purchased Receivable), payments by or on behalf of the Obligor, (other than Supplemental Servicing Fees with respect to such Receivable, to the extent collected) shall be applied to interest and principal in accordance with the Actuarial Method.

                  All amounts collected that are payable to the Master Servicer as Supplemental Servicing Fees hereunder shall be deposited in the Collection Account and paid to the Master Servicer in accordance with Section 5.7(b).

                  SECTION 5.5. Withdrawals from Series 1997-1 Spread Account.

                  (a) In the event that the Master Servicer's Certificate with respect to any Determination Date shall state that the sum of (i) the Available Funds plus (ii) the Note Prepayment Amount with respect to such Determination Date is less than the sum of the amounts payable on the related Distribution Date pursuant to clauses (i) through (v) of Section 5.7(b) (such deficiency being a "Deficiency Claim Amount") then on the Deficiency Claim Date immediately preceding such Distribution Date, the Trust Collateral Agent shall deliver to the Collateral Agent, the Owner Trustee, the Insurer, the fiscal agent set forth in the Spread Account Agreement, if necessary, and the Master Servicer, by hand delivery, telex or facsimile transmission, a written notice in substantially the form of Exhibit C attached hereto (a "Deficiency Notice") specifying the Deficiency Claim Amount for such Distribution Date and the Note Policy Claim Amount, if any. Such Deficiency Notice shall direct the Collateral Agent to remit such Deficiency Claim Amount (to the extent of the funds available to be distributed pursuant to the Spread Account Agreement) to the Trust Collateral Agent for deposit in the Collection Account on the related Distribution Date.

                  (b) Any Deficiency Notice shall be delivered by 10:00 am., New York City time, on the fourth Business Day preceding such Distribution Date. The amounts distributed by the Collateral Agent to the Trust Collateral Agent pursuant to a Deficiency Notice shall be deposited by the Trust Collateral Agent into the Collection Account pursuant to Section 5.6.

                  SECTION 5.6. Additional Deposits.


                  (a) Advanta and the Seller, as applicable, shall deposit or cause to be deposited in the Collection Account on the Determination Date following the date on which such obligations are due the aggregate Purchase Amount with respect to Purchased Receivables. On or before each Draw Date, the Trust Collateral Agent shall remit to the Collection Account any amounts delivered to the Trust Collateral Agent by the Collateral Agent.

                  (b) The proceeds of any purchase or sale of the assets of the Trust described in Section 11.1 hereof shall be deposited in the Collection Account.

                  SECTION 5.7. Distributions.

                  (a) On each Distribution Date, the Trust Collateral Agent shall (based solely on the information contained in the Master Servicer's Certificate delivered on the related Determination Date unless the Insurer shall have notified the Trust Collateral Agent of any errors or deficiencies with respect thereto) cause to be made the following transfers and distributions in the amounts set forth in the Master Servicer's Certificate for such Distribution
Date:

                       (i) During the Pre-Funding Period, from the Capitalized Interest Account to the Collection Account, in immediately available funds, the Monthly Capitalized Interest Amount for such Distribution Date; and

                      (ii) If such Distribution Date is the Mandatory Redemption Date, from the Pre-Funding Account to the Collection Account, in immediately available funds, the Pre- Funded Amount after giving effect to the purchase of Subsequent Receivables, if any, on the Mandatory Redemption Date.

                  (b) On each Distribution Date, the Trust Collateral Agent shall (x) distribute all amounts deposited by the Insurer pursuant to Section
5.12 as directed by the Insurer and (y) (based solely on the information contained in the Master Servicer's Certificate delivered with respect to the related Determination Date unless the Insurer shall have notified the Trust Collateral Agent in writing of any errors or deficiencies with respect thereto) distribute the following amounts from the Collection Account unless otherwise specified, to the extent of the sources of funds stated to be available therefor, and in the following order of priority:

                       (i) from the Distribution Amount, to the Master Servicer, the Base Servicing Fee for the related Collection Period, any Supplemental Servicing Fees for the related Collection Period, and any amounts specified in Section 5.3, to the extent the Master Servicer has not reimbursed itself in respect of such amounts pursuant to Section
         5.3 and to the extent not retained by the Master Servicer;


                      (ii) from the Distribution Amount, to each of the Trustee and the Owner Trustee, their respective accrued and unpaid trustees' fees and expenses and any accrued and unpaid expenses of the Trust Collateral Agent;

                     (iii) from the Distribution Amount and from amounts, if any, paid under the Note Policy with respect to such Distribution Date, to the Note Distribution Account, the Noteholders' Interest
 Distributable Amount;

                      (iv) (A) from the Distribution Amount and from amounts, if any, paid under the Note Policy with respect to such Distribution Date to the Note Distribution Account, the Noteholders' Principal Distributable Amount and (B) from amounts on deposit in the Collection Account which were released from the Pre-Funding Account in accordance with Section 5.7 (a)(ii), on the Mandatory Redemption Date, the Note Prepayment Amount;

                       (v) from the Distribution Amount, to the Insurer, to the extent of any amounts owing to the Insurer under the Insurance
 Agreement and not paid;

                      (vi) from Available Funds to the Series 1997-1 Spread Account, an amount, if necessary, required to increase the amount therein to the Requisite Amount (after taking into account all withdrawals from the Series 1997-1 Spread Account on such Distribution
         Date);

                     (vii) from Available Funds, to the Certificate Distribution Account, the Certificateholders' Interest Distributable Amount; and

                    (viii) from Available Funds, to the Certificate Distribution Account, the Certificateholders' Principal Distributable
 Amount;

                      (ix) from Available Funds, any remaining Available Funds to the Seller;

provided, however, that, (A) following an acceleration of the Notes or, (B) if an Insurer Default shall have occurred and be continuing and an Event of Default pursuant to Section 5.1(i), 5.1(ii), 5.1(iv), 5.1(v) or 5.1(vi) of the Indenture shall have occurred and be continuing, in each case, to the extent actually known by a Trust Officer of the Trust Collateral Agent, or (C) the receipt of Insolvency Proceeds pursuant to Section 11.1(b), amounts deposited in the Note Distribution Account and the Certificate Distribution Account (including any such Insolvency Proceeds) shall be paid to the Noteholders and the Certificateholders, pursuant to Section 5.6 of the Indenture.

                  (c) Each Certificateholder, by its acceptance of its

Certificate will be deemed to have consented to the provisions of paragraph (b) above relating to the priority of distributions, and will be further deemed to have acknowledged that no property rights in any amount of or the proceeds of any such amount shall vest in such Certificateholder until such amounts have been distributed to such Certificateholder pursuant to such provisions; provided, that the foregoing shall not restrict the right of any Certificateholder, upon compliance with the provisions hereof, from seeking to compel the performance of the provisions hereof by the parties hereto.

                  In furtherance of and not in limitation of the foregoing, each Certificateholder, by acceptance of its Certificate, specifically acknowledges that no amounts shall be received by it, nor shall it have any right to receive any amounts, unless and until such amounts have been distributed pursuant to clauses (vii) or (viii) above to such Certificateholder. Each Certificateholder, by acceptance of its Certificate, further specifically acknowledges that it has no right to or interest in any monies at any time held pursuant to the Spread Account Agreement or pursuant hereto prior to the release of such monies as aforesaid, such monies being held in trust for the benefit of the Noteholders and the Insurer. Notwithstanding the foregoing, in the event that it is ever determined that the monies held in the Spread Account constitute a pledge of collateral, then the provisions of this Agreement and the Spread Account Agreement shall be considered to constitute a security agreement and the Seller and the Certificateholders hereby grant to the Collateral Agent for the benefit of the Trustee and the Insurer a first priority perfected security interest in such amounts, to be applied as set forth in Section 3.03 of the Spread Account Agreement. In addition, each Certificateholder, by acceptance of its Certificate, hereby appoints the Seller as its agent to pledge a first priority perfected security interest in the Spread Account, and any amounts held therein from time to time to the Collateral Agent for the benefit of the Trustee and the Insurer pursuant to the Spread Account Agreement and agrees to execute and deliver such instruments of conveyance, assignment, grant, confirmation, etc., as well as any financing statements, in each case as the Insurer shall consider reasonably necessary in order to perfect the Collateral Agent's Security Interest in the Collateral (as such terms are defined in the Spread Account Agreement).

                  (d) In the event that the Collection Account is maintained with an institution other than the Trust Collateral Agent, the Master Servicer shall instruct and cause such institution to make all deposits and distributions pursuant to Section 5.7(b) on the related Distribution Date.

                  SECTION 5.8. Note Distribution Account.

                  (a) On each Distribution Date, the Trust Collateral Agent shall distribute all amounts on deposit in the Note Distribution Account, as such amounts on deposit in the Note Distribution Account are specified on the Monthly Servicer's Certificate, to Noteholders in respect of the Notes to the extent of amounts due and unpaid on the Notes for principal and interest in the following amounts and in the following order of priority:


                       (i) accrued and unpaid interest on the Notes; provided that if there are not sufficient funds in the Note Distribution Account to pay the entire amount of accrued and unpaid interest then due on each Class of Notes, the amount in the Note Distribution Account shall be applied to the payment of such interest on each Class of Notes pro rata on the basis of the amount of accrued and unpaid interest due on each Class of Notes;

                      (ii) any amounts deposited in the Note Distribution Account with respect to the Note Prepayment Amount, shall be distributed to the Holders of the Class A-1 Notes and the Class A-2 Notes as a principal payment. The principal payments will be applied sequentially to the Class A-1 Notes and the Class A-2 Notes, in that order, until the respective principal amount of such Class of Notes has been paid in full. No principal will be paid on the Class A-2 Notes until the principal of the Class A-1 Notes has been paid in full.

                     (iii) to the Holders of the Class A-1 Notes, the Noteholders' Principal Distributable Amount until the outstanding principal balance of the Class A-1 Notes is reduced to zero; and

                      (iv) to the Holders of the Class A-2 Notes, the Noteholders' Principal Distributable Amount until the outstanding principal balance of the Class A-2 Notes is reduced to zero.

                  (b) On each Distribution Date, the Trust Collateral Agent shall send to each Noteholder the statement provided to the Trust Collateral Agent by the Master Servicer pursuant to Section 5.11 hereof on such Distribution Date.

                  (c) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to a Noteholder, such tax shall reduce the amount otherwise distributable to the Noteholder in accordance with this Section. The parties hereto hereby agree to provide to the Trust Collateral Agent the information any such party may have, if any, with respect to any such withholding tax. The Trust Collateral Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Noteholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Trust Collateral Agent from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Noteholder shall be treated as cash distributed to such Noteholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-US Noteholder), the Trust Collateral Agent may in its sole discretion withhold such amounts in accordance with this clause (c). In the event that a Noteholder wishes to apply for a refund of any such withholding tax, the Trust Collateral Agent shall reasonably cooperate with such Noteholder in making such claim so long as such Noteholder agrees to reimburse the Trust Collateral Agent for any out-of-pocket expenses incurred.

                  (d) Distributions required to be made to Noteholders on any Distribution Date shall be made to each Noteholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Noteholder shall have provided to the Note Registrar appropriate written instructions at least five Business Days prior to such Distribution Date and such Holder's Notes in the aggregate evidence a denomination of not less than $1,000,000 or, if not, by check mailed to such Noteholder at the address of such holder appearing in the Note Register; provided, however, that, unless Definitive Notes have been issued pursuant to
Section 3.13 of the Trust Agreement, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), distributions will be made by wire transfer in immediately available funds to the account designated by such nominee. Notwithstanding the foregoing, the final distribution in respect of any Note (whether on the Final Scheduled Distribution Date or otherwise) will be payable only upon presentation and surrender of such Note at the office or agency maintained for that purpose by the Note Registrar pursuant to Section 2.4 of the Indenture.

                  SECTION 5.9. Certificate Distribution Account.

                  (a) On each Distribution Date, the Trust Collateral Agent shall distribute all amounts on deposit in the Certificate Distribution Account, as such amounts on deposit in the Certificate Distribution Account are specified on the Monthly Servicer's Certificate, to Certificateholders in respect of the Certificates to the extent of amounts due and unpaid on the Certificates for principal and interest in the following amounts and in the following order of priority:

                       (i) accrued and unpaid interest on the Certificates; provided that if there are not sufficient funds in the Certificate Distribution Account to pay the entire amount of accrued and unpaid interest then due on the Certificates, the amount in the Certificate Distribution Account shall be applied to the payment of such interest on the Certificates pro rata on the basis of the amount of accrued and unpaid interest due on the Certificates;

                      (ii) to the Holders of the Certificates, the Certificateholders' Principal Distributable Amount until the outstanding principal balance of the Certificates is reduced to zero.

                  (b) On each Distribution Date, the Trust Collateral Agent shall send to each Certificateholder the statement provided to the Trust Collateral Agent by the Master Servicer pursuant to Section 5.11 hereof on such Distribution Date. The Trust Collateral Agent hereby acknowledges that Advanta Auto Receivables Corp. I will be the initial Certificateholder of the

Certificates. The Owner Trustee hereby agrees that it will provide written notice to the Trust Collateral Agent of any transfer of any Certificates and any information that the Trust Collateral Agent may reasonably request to enable it to perform its duties under this Section 5.9.

                  (c) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section. The parties hereto hereby agree to provide to the Trust Collateral Agent the information any such party may have, if any, with respect to any such withholding tax. The Trust Collateral Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Trust Collateral Agent from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-US Certificateholder), the Trust Collateral Agent may in its sole discretion withhold such amounts in accordance with this clause (c). In the event that an Certificateholder wishes to apply for a refund of any such withholding tax, the Trust Collateral Agent shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Trust Collateral Agent for any out-of-pocket expenses incurred.

                  (d) Any funds remaining in the Certificate Distribution Account after distribution of all amounts specified in this Section shall be distributed to the Seller.

                  (e) Distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Distribution Date and such Holder's Certificates in the aggregate evidence a denomination of not less than $1,000,000, or, if not, by check mailed to such Certificateholder at the address of such holder appearing in the Certificate Register; Notwithstanding the foregoing, the final distribution in respect of any Certificate (whether on the Final Scheduled Distribution Date or otherwise) will be payable only upon presentation and surrender of such Certificate at the office or agency maintained for that purpose by the Certificate Registrar pursuant to Section 3.8 of the Trust Agreement.

                  SECTION 5.10. Pre-Funding Account.

                  (a) On the Closing Date, the Trust Collateral Agent will deposit, on behalf of the Seller, in the Pre-Funding Account $0 from the proceeds of the sale of the Notes. On each Subsequent Transfer Date, the Master Servicer shall instruct the Trust Collateral Agent to withdraw from the Pre-Funding Account (i) an amount equal to 85.5% of the Principal Balance of the Subsequent Receivables transferred to the Issuer on such Subsequent Transfer Date and to distribute such amount to or upon the order of the Seller upon satisfaction of the conditions set forth in this Agreement with respect to such transfer and (ii) an amount equal to the Subsequent

Spread Account Deposit on such Subsequent Transfer Date upon satisfaction of the conditions set forth in this Agreement with respect to such transfer.

                  (b) If the Pre-Funded Amount has not been reduced to zero on the date on which the Pre-Funding Period ends after giving effect to any reductions in the Pre-Funded Amount on such date, the Master Servicer shall instruct the Trust Collateral Agent to withdraw from the Pre-Funding Account on the Mandatory Redemption Date the Pre-Funded Amount (exclusive of any Pre-Funding Earnings) and deposit an amount equal to the Note Prepayment Amount in the Note Distribution Account in accordance with the priority of payments under Section 5.7(b).

                  SECTION 5.11. Statements to Certificateholders and Noteholders. On or prior to each Determination Date, the Master Servicer shall provide, or cause to be provided, to the Trust Collateral Agent (with a copy to the Insurer and the Rating Agencies) for the Trust Collateral Agent to forward to each Noteholder of record, and to each Certificateholder of record, a statement setting forth at least the following information as to the Notes and the Certificates to the extent applicable:

                  (i) the amount of such distribution allocable to principal of each Class of Notes and to the Certificate Balance of the Certificates;

                  (ii) the amount of such distribution allocable to interest on or with respect to each Class of Notes and to the Certificates;

                  (iii) the amount of such distribution payable out of amounts withdrawn from the Series 1997-1 Spread Account or pursuant to a claim on the Note Policy;

                  (iv) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

                  (v) the aggregate outstanding principal amount of each Class of the Notes, the Note Pool Factor for each such Class, the Certificate Balance and the Certificate Pool Factor after giving effect to payments allocated to principal reported under (i) above;

                  (vi) the amount of the Servicing Fee paid to the Master Servicer with respect to the related Collection Period and/or due but unpaid with respect to such Collection Period or prior Collection

         Periods, as the case may be;

                  (vii) the Noteholders' Interest Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, and the Certificateholders' Principal
         Carryover Shortfall;

                  (viii) the amount of the aggregate Realized Losses, if any, for the second preceding Collection Period;

                  (ix) the aggregate Purchase Amounts for Receivables, if any, that were repurchased in such period;

                  (x) for Distribution Dates during the Pre-Funding Period (if any), the remaining Pre-Funded Amount; and

                  (xi) for the final Subsequent Transfer Date, the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is passed through as principal to Noteholders and Certificateholders.

Each amount set forth pursuant to paragraph (i), (ii), (iii), (vi), (vii), (xi) and (xii) above shall be expressed as a dollar amount per $1,000 of the initial principal balance of the Notes (or Class thereof) or the initial Certificate Balance, as applicable.

                  SECTION 5.12. Optional Deposits by the Insurer. The Insurer shall at any time, and from time to time, with respect to a Distribution Date, have the option (but shall not be required, except in accordance with the terms of a Policy) to deliver amounts to the Trust Collateral Agent for deposit into the Collection Account for any of the following purposes: (i) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Distribution Date, or (ii) to include such amount to the extent that without such amount a draw would be required to be made on the Note Policy.

                                   ARTICLE VI

                                 The Note Policy

                  SECTION 6.1. Claims Under Note Policy.

                  (a) In the event that the Trust Collateral Agent has delivered a Deficiency Notice with respect to any Determination Date pursuant to Section
5.5 hereof, the Trust Collateral Agent shall on the related Draw Date determine the Note Policy Claim Amount for the related Distribution Date. If the Note Policy Claim Amount specified on the Deficiency Notice for such Distribution Date is greater than zero, the Trust Collateral Agent shall furnish to the Insurer no later than 12:00 noon New York City time on the related Draw Date a completed Notice of Claim (as defined in (b) below) in the amount of the Note

Policy Claim Amount. Amounts paid by the Insurer pursuant to a claim submitted under this Section 6.1. shall be deposited by the Trust Collateral Agent into the Note Distribution Account for payment pursuant to paragraph (b) below to Noteholders on the related Distribution Date.

                  (b) Any notice delivered by the Trust Collateral Agent to the Insurer pursuant to subsection 6.1(a) shall specify the Note Policy Claim Amount claimed under the Note Policy and shall constitute a "Notice of Claim" under the Note Policy. In accordance with the provisions of the Note Policy, the Insurer is required to pay to the Trust Collateral Agent the Note Policy Claim Amount properly claimed thereunder by 12:00 noon, New York City time, on the later of
(i) the third Business Day following receipt on a Business Day of the Notice of Claim, and (ii) the applicable Distribution Date. Any payment made by the Insurer under the Note Policy shall be applied solely to the payment of the Notes, and for no other purpose.

                  (c) The Trust Collateral Agent shall (i) receive as attorney-in-fact of each Noteholder any Note Policy Claim Amount from the Insurer and (ii) deposit the same in the Note Distribution Account for distribution to Noteholders. Any and all Note Policy Claim Amounts disbursed by the Trust Collateral Agent from claims made under the Note Policy shall not be considered payment by the Trust or from the Series 1997-1 Spread Account with respect to such Notes, and shall not discharge the obligations of the Trust with respect thereto.

                  (d) The Trust Collateral Agent shall keep a complete and accurate record of all funds deposited by the Insurer into the Collection Account and the allocation of such funds to payment of interest on and principal paid in respect of any Note. The Insurer shall have the right to inspect such records at reasonable times upon one Business Day's prior notice to the Trust Collateral Agent.

                  (e) The Trust Collateral Agent shall be entitled to enforce on behalf of the Noteholders the obligations of the Insurer under the Note Policy. Notwithstanding any other provision of this Agreement or any Basic Document, the Noteholders are not entitled to make any claims under the Note Policy or institute proceedings directly against the Insurer.

                  SECTION 6.2. Preference Claims.

                  (a) In the event that the Trust Collateral Agent has received a certified copy of an order of the appropriate court that any Noteholders' Interest Distributable Amount or Noteholders' Principal Distributable Amount paid on a Note has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the Trust Collateral Agent shall so notify the Insurer, shall comply with the provisions of the Note Policy to obtain payment by the Insurer of such avoided payment, and shall, at the time it provides notice to the Insurer, notify Holders of the Notes by mail that, in the event that any Noteholder's payment is so recoverable, such Noteholder will be entitled to payment pursuant to the terms of the Note Policy. The Trust Collateral Agent shall furnish to the Insurer its records evidencing the payments of principal of and interest on Notes, if any, which have been made by the Trust Collateral Agent and subsequently recovered from Noteholders, and the dates on which such payments were made. Pursuant to the terms of the Note Policy, the Insurer will make such payment on behalf of the Noteholder to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order (as defined in the Note Policy) and not to the Trust Collateral Agent or any Noteholder directly (unless a Noteholder has previously paid such payment to the receiver, conservator, debtor-in-possession or trustee in bankruptcy, in which case the Insurer will make such payment to the Trust Collateral Agent for distribution to such Noteholder upon proof of such payment reasonably satisfactory to the Insurer).

                  (b) The Trust Collateral Agent shall promptly notify the Insurer of any proceeding or the institution of any action (of which the Trust Collateral Agent has actual knowledge) seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (a "Note Preference Claim") of any distribution made with respect to the Notes. Each Holder, by its purchase of Notes, and the Trust Collateral Agent hereby agree that so long as an Insurer Default shall not have occurred and be continuing, the Insurer may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal at the expense of the Insurer, but subject to reimbursement as provided in the Insurance Agreement.

                  SECTION 6.3. Surrender of Policy. The Trust Collateral Agent shall surrender the Note Policy to the Insurer for cancellation upon the expiration of such policy in accordance with the terms thereof.

                                   ARTICLE VII

                                    RESERVED

                                  ARTICLE VIII

                                   The Seller

                  SECTION 8.1. Representations of Seller. The Seller makes the following representations on which the Insurer shall be deemed to have relied in executing and delivering the Note Policy and on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of Initial Receivables, and as of the applicable Subsequent Transfer Date, in the case of Subsequent Receivables, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture.


                  (a) Schedule of Representations. The representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B are true and correct.

                  (b) Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables and the Other Conveyed Property transferred to the Trust.

                  (c) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect Seller's ability to transfer the Receivables and the Other Conveyed Property to the Trust pursuant to this Agreement, or the validity or enforceability of the Receivables and the Other Conveyed Property or to perform Seller's obligations hereunder and under the Seller's Basic Documents.

                  (d) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and its Basic Documents and to carry out its terms and their terms, respectively; the Seller has full power and authority to sell and assign the Receivables and the Other Conveyed Property to be sold and assigned to and deposited with the Trust by it and has duly authorized such sale and assignment to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Seller's Basic Documents have been duly authorized by the Seller by all necessary corporate action.

                  (e) Valid Sale, Binding Obligations. This Agreement effects a valid sale, transfer and assignment of the Receivables and the Other Conveyed Property, enforceable against the Seller and creditors of and purchasers from the Seller; and this Agreement and the Seller's Basic Documents, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (f) No Violation. The consummation of the transactions contemplated by this Agreement and the Basic Documents and the fulfillment of the terms of this Agreement and the Basic Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of incorporation or by-laws of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

                  (g) No Proceedings. There are no proceedings or investigations pending or, to the Seller's knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents, (B) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents, or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Securities.

                  (h) Approvals. All approvals, authorizations, consents, order or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery by the Seller of this Agreement and the consummation of the transactions contemplated hereby have been or will be taken or obtained on or prior to the Closing Date.

                  (i) No Consents. The Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

                  (j) Chief Executive Office. The chief executive office of the Seller is at 1325 Airmotive Way, Suite 130, Reno, Nevada 89502.

                  SECTION 8.2. Corporate Existence.

                  (a) During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, any Subsequent Transfer Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.


                  (b) During the term of this Agreement, the Seller shall observe the applicable legal requirements for the recognition of the Seller as a legal entity separate and apart from its Affiliates, including as follows:

                       (i) the Seller shall maintain corporate records and books of account separate from those of its Affiliates;

                      (ii) except as otherwise provided in this Agreement, the Seller shall not commingle its assets and funds with those of its Affiliates;

                     (iii) the Seller shall hold such appropriate meetings of its Board of Directors as are necessary to authorize all the Seller's corporate actions required by law to be authorized by the Board of Directors, shall keep minutes of such meetings and of meetings of its stockholder(s) and observe all other customary corporate formalities (and any successor Seller not a corporation shall observe similar procedures in accordance with its governing documents and applicable law);

                      (iv) the Seller shall at all times hold itself out to the public under the Seller's own name as a legal entity separate and distinct from its Affiliates; and

                       (v) all transactions and dealings between the Seller and its Affiliates will be conducted on an arm's-length basis.

                  SECTION 8.3. Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken under this Agreement by the Seller and the representations made by the Seller under this Agreement.

                  (a) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Trust, the Insurer, the Trustee and the Trust Collateral Agent from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement and any of the Basic Documents (except any income taxes arising out of fees paid to the Owner Trustee, the Trust Collateral Agent, the Trustee and the Insurer and except any taxes to which the Owner Trustee, the Trust Collateral Agent or the Trustee may otherwise be subject to), including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, federal or other income taxes arising out of distributions on the Certificates and the Notes) and costs and expenses in defending against the same.

                  (b) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Trustee, the Trust Collateral Agent, the Insurer, the Certificateholders and the Noteholders from and against any loss, liability or expense incurred by reason of (i) the Seller's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the

Seller's or the Issuer's violation of Federal or state securities laws in connection with the offering and sale of the Notes and the Certificates.

                  (c) The Seller shall indemnify, defend and hold harmless the Owner Trustee, Trustee and the Trust Collateral Agent and their respective officers, directors, employees and agents from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or incurred in connection with the acceptance or performance of the trusts and duties set forth herein and in the Basic Documents except to the extent that such cost, expense, loss, claim, damage or liability shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee.

                  Indemnification under this Section shall survive the resignation or removal of the Owner Trustee, the Trustee or the Trust Collateral Agent and the termination of this Agreement or the Indenture or the Trust Agreement or the Custodian Agreement, as applicable, and shall include reasonable fees and expenses of counsel and other expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

                  SECTION 8.4. Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (a) into which the Seller may be merged or consolidated, (b) which may result from any merger or consolidation to which the Seller shall be a party or (c) which may succeed to the properties and assets of the Seller substantially as a whole, which Person in any of the foregoing cases
(x) has a certificate of incorporation containing provisions relating to limitations on business and other matters substantially identical to those contained in the Seller's certificate of incorporation and (y) executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) the Seller shall have received the written consent of the Insurer prior to entering into any such transaction, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.1 shall have been breached and no Master Servicer Termination Event, and no event which, after notice or lapse of time, or both, would become a Master Servicer Termination Event shall have happened and be continuing, (iii) the Seller shall have delivered to the Owner Trustee, the Trust Collateral Agent, the Trustee and the Insurer an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iv) the Rating Agency Condition shall have been satisfied with respect to such transaction, (v) the Seller shall have delivered to the Owner Trustee, the Trust Collateral Agent, the Trustee and the Insurer an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trust Collateral Agent, the Owner Trustee and the Trustee, respectively, in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest, and (vi) immediately after giving effect to such transaction, no Insurance Agreement Event of Default and no event that, after notice or lapse of time, or both, would become an Insurance Agreement Event of Default shall have occurred and be continuing. The Seller shall provide notice of any merger, consolidation or succession pursuant to this Section 8.4 to each Rating Agency and the Trust Collateral Agent and shall have received confirmation from each Rating Agency that the then current rating of the Securities will not be downgraded as a result of such merger, consolidation or succession. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii), (iv), (v) and (vi) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

                  SECTION 8.5. Limitation on Liability of Seller and Others. The Seller and any director or officer or employee or agent of the Seller may rely in good faith on the written advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under any Basic Document. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

                  SECTION 8.6. Seller May Own Certificates or Notes. The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates or Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any Basic Document. Notes or Certificates so owned by the Seller or such Affiliate shall have an equal and proportionate benefit under the provisions of the Basic Documents, without preference, priority, or distinction as among all of the Notes or Certificates; provided, however, that any Notes or Certificates owned by the Seller or any Affiliate thereof, during the time such Notes or Certificates are owned by them, shall be without voting rights for any purpose set forth in the Documents and will not be entitled to the benefits of the Note Policy. The Seller shall notify the Owner Trustee, the Trustee, the Trust Collateral Agent and the Insurer promptly after it or any of its Affiliates become the owner or pledgee of a Certificate or a Note.

                                   ARTICLE IX

                               The Master Servicer

                  SECTION 9.1. Representations of Master Servicer. The Master Servicer makes the following resentations on which the Insurer shall be deemed to have relied in executing and delivering the Note Policy and on which the

Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Initial Receivables, and as of the applicable Subsequent Transfer Date, in the case of the Subsequent Receivables, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture.

                       (i) Representations and Warranties. The representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B are true and correct, provided that such representations and warranties contained therein and herein shall not apply to any entity other than Advanta;

                      (ii) Organization and Good Standing. The Master Servicer has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently
 conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement;

                     (iii) Due Qualification. The Master Servicer is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) requires or shall require such qualification;

                      (iv) Power and Authority. The Master Servicer has the power and authority to execute and deliver this Agreement and its Basic Documents and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the Master Servicer's Basic Documents have been duly authorized by the Master Servicer by all necessary corporate action;

                       (v) Binding Obligation. This Agreement and the Master Servicer's Basic Documents shall constitute legal, valid and binding obligations of the Master Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                      (vi) No Violation. The consummation of the transactions contemplated by this Agreement and the Master Servicer's Basic

         Documents, and the fulfillment of the terms of this Agreement and the Master Servicer's Basic Documents, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Master Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Master Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Master Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Master Servicer or any of its properties, or any way materially adversely affect the interest of the Securityholders or the Trust in any Receivable or affect the Master Servicer's ability to perform its obligations under this Agreement;

                     (vii) No Proceedings. There are no proceedings or investigations pending or, to the Master Servicer's knowledge, threatened against the Master Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Master Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents, (B) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Master Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the

 Basic Documents or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Securities;

                    (viii) Approvals. All approvals, authorizations, consents, order or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery by the Master Servicer of this Agreement and the consummation of the transactions contemplated hereby have been or will be taken or obtained on or prior to the Closing Date.

                      (ix) No Consents. The Master Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

                       (x) Chief Executive Office.  The chief executive office

 of Advanta is located at Four Horsham Business Center, 300 Welsh Road, Philadelphia, PA 19044.

                  SECTION 9.2. Liability of Master Servicer; Indemnities.

                  (a) The Master Servicer (in its capacity as such) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Master Servicer and the representations made by the Master Servicer and to the extent not covered in Section 3.04
[Indemnification] of the Insurance Agreement.

                  (b) The Master Servicer shall defend, indemnify and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, the Insurer, their respective officers, directors, agents and employees, and the Securityholders from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use, ownership or operation by the Master Servicer or any Affiliate thereof of any Financed Vehicle;

                  The Master Servicer shall indemnify, defend and hold harmless the Trustee, the Trust Collateral Agent and the Owner Trustee and their respective officers, directors, agents and employees from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement except to the extent that such costs, expenses, losses, damages, claims and liabilities arise out of the negligence or wilfully misconduct of such parties.

                  (c) The Master Servicer (when the Master Servicer is Advanta) shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, the Insurer, their respective officers, directors, agents and employees and the Securityholders from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the sale of the Receivables and the Other Conveyed Property to the Trust or the issuance and original sale of the Securities) and costs and expenses in defending against the same;

                  The Master Servicer (when the Master Servicer is not Advanta) shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, the Insurer, their respective officers, directors, agents and employees and the Securityholders from and against any taxes with respect to the sale of Receivables in connection with servicing hereunder that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the sale of the Receivables and the Other Conveyed Property to the Trust or the issuance and original sale of the Securities) and costs and expenses in defending against the same; and

                  (d) The Master Servicer shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, the Insurer, their respective officers, directors, agents and employees and the Securityholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trust, the Trustee, the Trust Collateral Agent, the Insurer or the Securityholders by reason of the breach of this Agreement by the Master Servicer, the negligence, misfeasance, or bad faith of the Master Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

                  (e) Advanta shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, the Insurer, their respective officers, directors, agents and employees and the Securityholders from and against any loss, liability or expense incurred by reason of the violation by Master Servicer or Seller of federal or state securities laws in connection with the registration or the sale of the Securities.

                  (f) Indemnification under this Article shall survive the termination of this Agreement and will survive the early resignation or removal of any of the parties hereto and shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Master Servicer has made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Master Servicer, without interest. Notwithstanding any other provision of this Agreement, the obligations of the Master Servicer shall not terminate or be deemed released upon the resignation or termination of Advanta as the Master Servicer and shall survive any termination of this Agreement.

                  SECTION 9.3. Merger or Consolidation of, or Assumption of the Obligations of the Master Servicer or the Trust Collateral Agent.

                  (a) Advanta shall not merge or consolidate with any other person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to Advanta's business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be capable of fulfilling the duties of Advanta contained in this Agreement. Any corporation (i) into which Advanta may be merged or consolidated, (ii) resulting from any merger or consolidation to which Advanta shall be a party, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of Advanta, or
(iv) succeeding to the business of Advanta, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of Advanta under this

Agreement and, whether or not such assumption agreement is executed, shall be the successor to Advanta under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release Advanta from any obligation. Advanta shall provide notice of any merger, consolidation or succession pursuant to this Section 9.2(a) to the Owner Trustee, the Trust Collateral Agent, the Securityholders, the Insurer and each Rating Agency. Notwithstanding the foregoing, Advanta shall not merge or consolidate with any other Person or permit any other Person to become a successor to Advanta's business, unless (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 4.6 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become an Insurance Agreement Event of Default shall have occurred and be continuing, (y) Advanta shall have delivered to the Owner Trustee, the Trust Collateral Agent, the Rating Agencies and the Insurer an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 9.2(a) and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) Advanta shall have delivered to the Owner Trustee, the Trust Collateral Agent, the Rating Agencies and the Insurer an Opinion of Counsel, stating in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trust in the Receivables and the Other Conveyed Property and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

                  (b) Any Person (i) into which the Trust Collateral Agent may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Trust Collateral Agent shall be a party, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Trust Collateral Agent, or (iv) succeeding to the business of the Trust Collateral Agent, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Trust Collateral Agent under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Trust Collateral Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding. In the event that the resulting entity does not meet the eligibility requirements set forth in Section 6.11 of the Indenture, the Trust Collateral Agent, upon the written request of the Insurer, shall resign. Nothing contained herein shall be deemed to release the Trust Collateral Agent from any obligation.

                  SECTION 9.4. Limitation on Liability of Master Servicer, Trust Collateral Agent and Others.

                  (a) Neither Advanta, the Trust Collateral Agent, the Trustee nor any of the directors or officers or employees or agents of Advanta, the Trustee or the Trust Collateral Agent shall be under any liability to the Trust or the Securityholders, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect Advanta, the Trustee, the Trust Collateral Agent or any such person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith or negligence (excluding errors in judgment) in the performance of duties (including negligence with respect to the Master Servicer's indemnification obligations hereunder), by reason of reckless disregard of obligations and duties under this Agreement or any violation of law by the Master Servicer, the Trustee, the Trust Collateral Agent or such person, as the case may be; provided further that this provision shall not affect any liability to indemnify the Trust Collateral Agent, the Trustee and the Owner Trustee for costs, taxes, expenses, claims, liabilities, losses or damages paid by the Trust Collateral Agent, the Trustee and the Owner Trustee, in their individual capacities. Advanta, the Trust Collateral Agent, the Trustee and any director, officer, employee or agent of Advanta or Trust Collateral Agent may rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. The Trust Collateral Agent shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if the repayment of such funds or adequate written indemnity against such risk or liability is not reasonably assured to it in writing prior to the expenditure of risk of such funds or incurrence of financial liability.

                  (b) Notwithstanding anything herein to the contrary, the Trust Collateral Agent shall not be liable for any obligation of the Master Servicer contained in this Agreement, and the Trust Collateral Agent and the Owner Trustee, the Seller, the Insurer and the Securityholders shall look only to the Master Servicer to perform such obligations.

                  (c) The parties expressly acknowledge and consent to Bankers Trust Company acting in the possible dual capacity of successor Master Servicer and in the capacity as Trust Collateral Agent. Bankers Trust Company may, in such dual or other capacity, discharge its separate functions fully, without hinderance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by Bankers Trust Company of express duties set forth in the this Agreement in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto and the Securityholders except in the case of gross negligence and willful misconduct by Bankers Trust Company.

                  SECTION 9.5. Delegation of Duties. The Master Servicer may delegate duties under this Agreement to an Affiliate of Advanta, or, pursuant to Section 9.7, to a Sub-Servicer with the prior written consent of the Insurer (unless an Insurer Default shall have occurred and be continuing) and the

Trust Collateral Agent; provided, however, that such consent shall not be required for the initial delegation to LSI Financial Group. The Master Servicer also may at any time perform through sub-contractors the specific duties of (i) repossession of Financed Vehicles, (ii) tracking Financed Vehicles' insurance and (iii) pursuing the collection of deficiency balances on certain Liquidated Receivables, in each case, without the written consent of the Insurer and may perform other specific duties through such sub-contractors in accordance with Master Servicer's customary servicing policies and procedures, with the prior consent of the Insurer; provided, however, that no such delegation or sub-contracting duties by the Master Servicer shall relieve the Master Servicer of its responsibility with respect to such duties. So long as no Insurer Default shall have occurred and be continuing neither Advanta or any party acting as Master Servicer hereunder shall appoint any subservicer hereunder without the prior written consent of the Insurer and the Trust Collateral Agent.

                  SECTION 9.6. Master Servicer and Trust Collateral Agent Not to Resign.

                  (a) Subject to the provisions of Section 9.3, the Master Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Master Servicer except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Master Servicer, and the Insurer (so long as an Insurer Default shall not have occurred and be continuing) or a Security Majority (if an Insurer Default shall have occurred and be continuing) does not elect to waive the obligations of the Master Servicer to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Trust Collateral Agent, the Owner Trustee and the Insurer (unless an Insurer Default shall have occurred and be continuing). No resignation of the Master Servicer shall become effective until, so long as no Insurer Default shall have occurred and be continuing, the Trust Collateral Agent or an entity acceptable to the Insurer shall have assumed the responsibilities and obligations of the Master Servicer or, if an Insurer Default shall have occurred and be continuing, the Trust Collateral Agent or a successor Master Servicer that is an Eligible Sub-Servicer shall have assumed esponsibilities and obligations of the Master Servicer.

                  (b) Subject to the provisions of Section 9.3, the Trust Collateral Agent shall not resign from the obligations and duties imposed on it by this Agreement as Trust Collateral Agent and successor Master Servicer except
(i) upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Trust Collateral Agent and the Insurer (so long as an Insurer

Default shall not have occurred and be continuing) or a Security Majority (if an Insurer Default shall have occurred and be continuing) does not elect to waive the obligations of the Trust Collateral Agent to perform the duties which render it legally unable to act or to delegate those duties to another Person or (ii) the Trust Collateral Agent is no longer in the business of providing servicing and/or administrative services of the type contemplated herein (any such determination shall be evidenced by an Officer's Certificate to such effect delivered to the Insurer and the Trust Collateral Agent) or (iii) subject to paragraph (c) below, upon 30 days written notice to the Insurer, the Trustee, the Owner Trustee and the Master Servicer. Any such determination permitting the resignation of the Trust Collateral Agent pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Master Servicer, the Owner Trustee and the Insurer (unless an Insurer Default shall have occurred and be continuing). No resignation of the Trust Collateral Agent shall become effective until, so long as no Insurer Default shall have occurred and be continuing, an entity acceptable to the Insurer shall have assumed the responsibilities and obligations of the Trust Collateral Agent or, if an Insurer Default shall have occurred and be continuing a Person that is an Eligible Sub-Servicer and an entity that satisfies the eligibility requirements set forth in Section 6.11 of the Indenture shall have assumed the responsibilities and obligations of the Trust Collateral Agent; provided, however, that, subject to paragraph (c) below, in the event a successor servicer is not appointed within 30 days after the Trust Collateral Agent has given notice of its resignation and has provided the Opinion of Counsel required by this Section 9.6, the Trust Collateral Agent may petition a court for the appointment of a successor Trust Collateral Agent.

                  (c) Notwithstanding the provisions set forth in paragraph (b) above, in the event that a Trigger Event or a Master Servicer Termination Event has occurred, the Trust Collateral Agent shall not be able to resign as Trust Collateral Agent and as successor Master Servicer pursuant to clause (b)(iii) above and shall not petition a court for the appointment of a successor Trust Collateral Agent. In the event that a Trigger Event or a Master Servicer Termination Event has occurred subsequent to the provision of the notice specified in clause
(b)(iii) above, the parties hereto agree that such notice shall be deemed null and void and of no further effect and the Trust Collateral Agent hereby agrees to withdraw any petition before any court seeking the appointment of a successor Trust Collateral Agent.

                  SECTION 9.7. Sub-Servicing Agreements Between Master Servicer and Sub- Servicers. With the prior written consent of the Insurer, or if an Insurer Default shall have occurred and be continuing, the Trust Collateral Agent (such written consent not to be required with respect to the Sub-Servicing Agreement with LSI Financial Group), the Master Servicer may enter into Sub-Servicing Agreements for any servicing and administration of Receivables with any institution which is in compliance with the laws of each state necessary to enable it to perform its obligations under such Sub-Servicing Agreement and which is an Eligible Sub-Servicer. The Master Servicer shall give notice to the Insurer, the Trust Collateral Agent, the Owner Trustee, the Trustee, Moody's and S&P of the appointment of any Sub-Servicer and shall furnish to the Insurer, the Trustee, the Trust Collateral Agent and the Owner Trustee, Moody's and S&P a copy of the Sub-Servicing Agreement. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on Receivables when any Sub-Servicer has received such payments. Any such Sub-Servicing Agreement shall be consistent with and not violate the provisions of this Agreement. Any such Sub-Servicing Agreement may be terminated by the Insurer, or if an Insurer Default shall have occurred and be continuing, the Trust Collateral Agent and the Owner Trustee, provided that the Master Servicer has been terminated hereunder. The parties hereto acknowledge that with respect to statements or certificates required to be delivered by the Master Servicer in accordance with this Agreement, including but not limited to Sections 4.9, 4.10 and 4.11 hereof, that a statement or certificate delivered by the Sub-Servicer shall be sufficient to discharge the Master Servicer's obligation to deliver such Certificate or Statement.

                  SECTION 9.8. Successor Sub-Servicers. Each Sub-Servicing Agreement shall expressly provide that the Master Servicer may terminate any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement and either directly service the related Receivables itself or enter into a Sub-Servicing Agreement with a successor Sub-Servicer that is an Eligible Sub-Servicer. The Trust Collateral Agent shall have no duty or obligation to monitor or supervise the performance of any Sub-Servicer.

                  SECTION 9.9. Liability of Master Servicer. The Master Servicer shall not be relieved of its obligations under this Agreement notwithstanding any Sub-Servicing Agreement or any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or otherwise, and the Master Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Receivables. The Master Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master Servicer by such Sub-Servicer and nothing contained in such Sub-Servicing Agreement shall be deemed to limit or modify this Agreement. The Issuer shall have no liability to the Master Servicer except for payment of the Servicing Fee. The Issuer shall have no obligation to indemnify the Master Servicer for costs or expenses, except with respect to the preceding sentence.

                  SECTION 9.10. No Contractual Relationship. Any Sub-Servicing Agreement and any other transactions or services relating to the Receivables involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Master Servicer alone and the Owner Trustee, the Issuer, the Trust Collateral Agent shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Sub-Servicer except as set forth in Section 9.11; provided, however, that the Insurer shall be a third party beneficiary of any Sub- Servicing Agreement.

                  SECTION 9.11. Assumption or Termination of Sub-Servicing

Agreement. In connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of the Master Servicer hereunder pursuant to Section 10.2, the Master Servicer's rights and obligations under any Sub-Servicing Agreement then in force between the Master Servicer and a Sub-Servicer may be terminated by the Insurer (or if an Insurer Default shall have occurred and be continuing, either the Trust Collateral Agent or a Security Majority) and the duties then being performed by the Sub-Servicer shall be assumed by the Trust Collateral Agent (or such other successor Master Servicer appointed by the Controlling Party) in accordance with Section 10.3. The Master Servicer shall, upon the request of the Trust Collateral Agent, but at the expense of the Master Servicer, deliver to the assuming party documents and records relating to each Sub-Servicing Agreement and an accounting of amounts collected and held by it and otherwise use its best reasonable efforts to effect the orderly and efficient transfer of the Sub- Servicing Agreements to the assuming party.

                                    ARTICLE X

                                     Default

                  SECTION 10.1. Master Servicer Termination Event. For purposes of this Agreement, each of the following shall constitute a "Master Servicer Termination Event":

                  (a) Any failure by the Master Servicer to deliver, or cause to be delivered, to the Trust Collateral Agent for distribution to Securityholders any proceeds or payment required to be so delivered under the terms of this Agreement (including deposits of the Purchase Amount pursuant to Section 3.2 and Section 4.7) that continues unremedied for a period of two Business Days (one Business Day with respect to payment of Purchase Amounts) after written notice is received by the Master Servicer from the Trust Collateral Agent or (unless an Insurer Default shall have occurred and be continuing) the Insurer or after discovery of such failure by a Responsible Officer of the Master Servicer (but in no event later than five Business Days after the Master Servicer is required to make such delivery or deposit);

                  (b) Failure by the Master Servicer to deliver, or cause to be delivered, to the Trust Collateral Agent and (so long as an Insurer Default shall not have occurred and be continuing) the Insurer the Master Servicer's Certificate by the Determination Date prior to the Distribution Date that continues unremedied for a period of two Business Days and which failure shall have occurred more than twice in any 12-month period, or failure on the part of the Master Servicer to observe its covenants and agreements set forth in Section 9.3(a);

                  (c) Failure on the part of the Master Servicer duly to observe or perform any other covenants or agreements of the Master Servicer set forth in this Agreement (or, as to Advanta, if Advanta is the Master Servicer, the Purchase Agreement), which failure (i) materially and adversely affects the rights of Securityholders (determined without regard to the availability of funds under the Note Policy), or of the Insurer (unless an Insurer Default shall have occurred and be continuing), and (ii) continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trust Collateral Agent or the Insurer (or, if an Insurer Default shall have occurred and be continuing by any Noteholder evidencing not less than 25% of the principal balance of the Notes);

                  (d) The entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Master Servicer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future, federal bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Master Servicer or of any substantial part of its property or ordering the winding up or liquidation of the affairs of the Master Servicer or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or

                  (e) The commencement by the Master Servicer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or state, bankruptcy, insolvency or similar law, or the consent by the Master Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Master Servicer or of any substantial part of its property or the making by the Master Servicer of an assignment for the benefit of creditors or the failure by the Master Servicer generally to pay its debts as such debts become due or the taking of corporate action by the Master Servicer in furtherance of any of the foregoing; or

                  (f) Any representation, warranty or statement of the Master Servicer made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and the incorrectness of such representation, warranty or statement has a material adverse effect on the interests of the Trust, the Insurer or the Securityholders in the Receivables and, within 30 days after written notice thereof shall have been given to the Master Servicer by the Trust Collateral Agent or the Insurer (or, if an Insurer Default shall have occurred and be continuing, a Securityholder), the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured; or

                  (g) So long as an Insurer Default shall not have occurred and be continuing, the Insurer shall not have delivered a Master Servicer Extension Notice pursuant to Section 4.14; or

                  (h) So long as an Insurer Default shall not have occurred and be continuing, (x) an Insurance Agreement Event of Default or (y) under any other Insurance and Indemnity Agreement relating to any Series (as defined in the Insurance Agreement) an Event of Default thereunder shall have occurred; or

                  (i) A claim is made under the Note Policy.


                  SECTION 10.2. Consequences of a Master Servicer Termination Event. If a Master Servicer Termination Event shall occur and be continuing, the Trust Collateral Agent (to the extent a Trust Officer of the Trust Collateral Agent has actual knowledge thereof) and, in the event that an Insurer Default shall have occurred and be continuing, the Security Majority, by notice given in writing to the Master Servicer (and to the Trust Collateral Agent if given by the

Insurer or the Securityholders) or the Insurer, by written notice of the non-extension of the term of the Master Servicer as referred to in Section 4.14, may terminate all of the rights and obligations of the Master Servicer under this Agreement. On or after the receipt by the Master Servicer of such written notice or upon termination of the term of the Master Servicer pursuant to
Section 4.14, all authority, power, obligations and responsibilities of the Master Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Other Conveyed Property or otherwise, automatically shall pass to, be vested in and become obligations and responsibilities of the Trust Collateral Agent (or such other successor Master Servicer appointed by the Controlling Party in its sole and absolute discretion pursuant to Section 10.3(b)); provided, however, that the successor Master Servicer shall have no liability with respect to any obligation which was required to be performed by the terminated Master Servicer prior to the date that the successor Master Servicer becomes the Master Servicer or any claim of a third party based on any alleged action or inaction of the terminated Master Servicer.

                  The successor Master Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and the Other Conveyed Property and related documents to show the Trust as lienholder or secured party on the related Lien Certificates, or otherwise. The terminated Master Servicer agrees to cooperate with the successor Master Servicer in effecting the termination of the responsibilities and rights of the terminated Master Servicer under this Agreement, including, without limitation, the transfer to the successor Master Servicer for administration by it of all cash amounts that shall at the time be held by the terminated Master Servicer for deposit, or have been deposited by the terminated Master Servicer, in the Collection Account or thereafter received with respect to the Receivables and the delivery to the successor Master Servicer of all Receivable Files, Monthly Records and Collection Records and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the successor
Master Servicer or a successor Master Servicer to service the Receivables and the Other Conveyed Property. If requested by the Controlling Party, the successor Master Servicer shall terminate the Lockbox Agreement and direct the Obligors to make all payments under the Receivables directly to the successor Master Servicer (in which event the successor Master Servicer shall process such payments in accordance with Section 4.2(e)), or to a lockbox established by the successor Master Servicer at the direction of the Controlling Party, at the terminated Master Servicer's expense. The terminated Master Servicer shall grant the Trust Collateral Agent, the successor Master Servicer and the Controlling Party reasonable access to the terminated Master Servicer's premises at the terminated Master Servicer's expense.

                  SECTION 10.3. Appointment of Successor.

                  (a) On and after (i) the time the Master Servicer receives a notice of termination pursuant to Section 10.2, (ii) upon non-extension of the servicing term as referred to in Section 4.14, or (iii) upon the resignation of the Master Servicer pursuant to Section 9.5, the Trust Collateral Agent (unless the Insurer shall have exercised its option pursuant to Section 10.3(b) to appoint an alternate successor Master Servicer) shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Master Servicer by the terms and provisions of this Agreement except as otherwise stated herein. The Trust Collateral Agent and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. If a successor Master Servicer is acting as Master Servicer hereunder, it shall be subject to term-to-term servicing as referred to in Section 4.14 and to termination under
Section 10.2 upon the occurrence of any Master Servicer Termination Event applicable to it as Master Servicer.

                  (b) The Insurer, or in the event that an Insurer Default shall have occurred and be continuing, a Security Majority, may exercise at any time its right to appoint as successor to the Master Servicer a Person other than the Person serving as Trust Collateral Agent at the time, and (without limiting its obligations under the Note Policy) shall have no liability to the Trust Collateral Agent, Advanta, the Seller, the Person then serving as successor servicer, any Securityholders or any other Person if it does so. Notwithstanding the above, if the Trust Collateral Agent shall be legally unable or unwilling to act as Master Servicer, and an Insurer Default shall have occurred and be continuing, a Security Majority may petition a court of competent jurisdiction to appoint any Eligible Sub-Servicer as the successor to the Master Servicer. Pending appointment pursuant to the preceding sentence, the Trust Collateral Agent shall act as successor Master Servicer unless it is legally unable to do so, in which event the outgoing Master Servicer shall continue to act as Master Servicer until a successor has been appointed and accepted such appointment. Subject to Section 9.6, no provision of this Agreement shall be construed as relieving the Trust Collateral Agent of its obligation to succeed as successor Master Servicer upon the termination of the Master Servicer pursuant to Section 10.2, the resignation of the Master Servicer pursuant to Section 9.6 or the non-extension of the servicing term of the Master Servicer, as referred to in
Section 4.14. If upon the termination of the Master Servicer pursuant to Section
10.2 or the resignation of the Master Servicer pursuant to Section 9.6, the

Insurer or in the event that an Insurer Default shall have occurred and be continuing, a Security Majority, appoints a third party to serve as Master Servicer other than the Trust Collateral Agent, the Trust Collateral Agent shall not be relieved of its duties as successor Master Servicer hereunder.

                  (c) Any successor Master Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Master Servicer would have been entitled to under this Agreement if the Master Servicer had not resigned or been terminated hereunder. Subject to the ability of the Trust Collateral Agent pursuant to Section 9.6 (b) hereof, if any successor Master Servicer is appointed as a result of the Trust Collateral Agent's refusal (in breach of the terms of this Agreement) to act as Master Servicer although it is legally able to do so, the Insurer and such successor Master Servicer may agree on reasonable additional compensation to be paid to such successor Master Servicer by the Trust Collateral Agent, which additional compensation shall be paid by such breaching Trust Collateral Agent in its individual capacity and solely out of its own funds. Subject to the ability of the Trust Collateral Agent pursuant to Section 9.6 (b) hereof, if any successor Master Servicer is appointed for any reason other than the Trust Collateral Agent's refusal to act as Master Servicer although legally able to do so, the Insurer and such successor Master Servicer may agree on additional compensation to be paid to such successor Master Servicer, which additional compensation shall be payable as provided in the Spread Account Agreement. In addition, any successor Master Servicer shall be entitled to reasonable transition expenses incurred in acting as successor Master Servicer, and to the extent such transition expenses have not been paid by the outgoing Master Servicer, such expenses shall not exceed $50,000 in the aggregate.

                  SECTION 10.4. Notification to Noteholders and
Certificateholders. Upon any termination of, or appointment of a successor to, the Master Servicer, the Trust Collateral Agent shall give prompt written notice thereof to each Securityholder.

                  SECTION 10.5. Waiver of Past Defaults. So long as no Insurer Default shall have occurred and be continuing, the Insurer (or, if an Insurer Default shall have occurred and be continuing, the Security Majority) may, on behalf of all Noteholders and Certificateholders, waive any default by the Master Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Master Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto. Written notice of such waiver shall be given promptly to each Rating Agency.

                  SECTION 10.6. Termination of Trust Collateral Agent. If any of the following events occur and shall be continuing, the Insurer (so long as an Insurer Default shall not have occurred and be continuing), or, in the event that an Insurer Default has occurred and is continuing, the Security Majority, upon notice to the Securityholders, may terminate all of the duties of the Trust Collateral Agent under this Agreement:

                       (i) the Trust Collateral Agent shall cease to meet the eligibility requirements for the Indenture Trustee as set forth in
         Section 6.11 of the Indenture and shall fail to resign after written request therefor by the Insurer, or

                      (ii) the Trust Collateral Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trust Collateral Agent or of its property shall be appointed, or any public officer shall take charge or control of the Trust Collateral Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation or

                     (iii) the Trust Collateral Agent has failed to perform its duties hereunder.

On or after the receipt by the Trust Collateral Agent of such written notice, all authority, power, obligations and responsibilities of the Trust Collateral Agent under this Agreement, whether with respect to the Notes, the Certificates or the Other Conveyed Property or otherwise, automatically shall pass to, be vested in and become obligations and responsibilities of such other successor servicer appointed by the Controlling Party. Nothing contained herein shall be deemed to release the Trust Collateral Agent from any obligation.

                  SECTION 10.7. Successor to Master Servicer.

                  (a) The Trust Collateral Agent, in its capacity as successor to the Master Servicer, shall perform such duties and only such duties as are specifically set forth in this Agreement with respect to the assumption of any servicing duties, including, without limitation, to supervise, verify, monitor or administer the performance of the Master Servicer and no implied covenants or obligations shall be read into this Agreement against the Trust Collateral Agent.

                  (b) In the absence of bad faith or negligence on its part, the Trust Collateral Agent may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trust Collateral Agent and conforming to the requirements of this Agreement; but in the ease of any such certificates or opinions, which by any provision hereof are specifically required to be furnished to the Trust Collateral Agent, the Trust Collateral Agent shall be under a duty to examine the same and to determine whether or not they conform to the requirements of this servicing agreement.

                  (c) The Trust Collateral Agent shall have no liability for any actions taken or omitted by the Master Servicer.


                                  ARTICLE XI

                                 Termination

                  SECTION 11.1. Optional Purchase of All Receivables.

                  (a) On the last day of any Collection Period as of which the Pool Balance shall be less than or equal to 10% of the Original Pool Balance plus the aggregate principal balance of the Subsequent Receivables, if any, sold to the Trust, as of their respective Cutoff Dates, the Master Servicer and the Seller each shall have the option to purchase the Owner Trust Estate, other than the Trust Accounts (with the consent of the Insurer if such purchase would result in a claim on either Policy or would result in any amount owing to the Insurer under the Insurance Agreement remaining unpaid); provided, however, that the amount to be paid for such purchase (as set forth in the following sentence) shall be sufficient to pay the full amount of principal, premium, if any, and interest then due and payable on the Notes and the Certificates. To exercise such option, the Master Servicer or the Seller, as the case may be, shall deposit pursuant to Section 5.6 in the Collection Account an amount equal to the aggregate Purchase Amount for the Receivables (including Liquidated Receivables), plus the appraised value of any other property held by the Trust, such value to be determined by an appraiser mutually agreed upon by the Master Servicer, the Insurer and the Trust Collateral Agent, and shall succeed to all interests in and to the Trust.

                  (b) Upon any sale of the assets of the Trust pursuant to
Section 9.1 of the Trust Agreement, the Master Servicer shall instruct the Trust Collateral Agent to deposit the proceeds from such sale after all payments and reserves therefrom (including the expenses of such sale) have been made (the "Insolvency Proceeds") in the Collection Account.

                  (c) Notice of any termination of the Trust shall be given by the Master Servicer to the Owner Trustee, the Trustee, the Trust Collateral Agent, the Insurer and the Rating Agencies as soon as practicable after the Master Servicer has received notice thereof.

                  (d) Following the satisfaction and discharge of the Indenture, the payment in full of the principal of and interest on the Notes, the payment of all amounts due to the Insurer under the Insurance Agreement, the end of the Term of the Note Policy (as defined therein) and the surrender of the Note Policy by the Collateral Agent to the Insurer, the Certificateholders will succeed to the rights of the Noteholders hereunder and the Owner Trustee will succeed to the rights of, and assume the obligations of, the Trust Collateral Agent pursuant to this Agreement.

                                 ARTICLE XII

                 Administrative Duties of the Master Servicer


                  SECTION 12.1. Administrative Duties.

                  (a) Duties with Respect to the Indenture.  The
Master Servicer shall perform all its duties and the duties of the Issuer under the Indenture. In addition, the Master Servicer shall consult with the Owner Trustee as the Master Servicer deems appropriate regarding the duties of the Issuer under the Indenture. The Master Servicer shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's duties under the Indenture. The Master Servicer shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Master Servicer shall take all necessary action that is the duty of the Issuer to take pursuant to the Indenture, including, without limitation, pursuant to Sections 2.7, 3.5, 3.6, 3.7, 3.9, 3.10, 3.17, 5.1, 5.4, 7.3, 8.3, 9.2, 9.3, 11.1
and 11.15 of the Indenture.

                  (b) Duties with Respect to the Issuer.

                       (i) In addition to the duties of the Master Servicer set forth in this Agreement or any of the Basic Documents, the Master Servicer shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Basic Documents or under state and federal tax and securities laws, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Agreement or any of the Basic Documents, including, without limitation, pursuant to Sections 2.6 and
         2.11 of the Trust Agreement. In accordance with the directions of the Issuer or the Owner Trustee, the Master Servicer shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or the Owner Trustee and are reasonably within the capability of the Master Servicer.

                      (ii) Notwithstanding anything in this Agreement or any of the Basic Documents to the contrary, the Master Servicer shall be responsible for promptly notifying the Owner Trustee and the Trust Collateral Agent in the event that any withholding tax is imposed on the Issuer's payments (or allocations of income) to an Owner (as defined in the Trust Agreement) as contemplated by this Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee or the Trust Collateral Agent pursuant to such provision.

                     (iii) Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Master Servicer shall be responsible for performance of the duties of the Issuer or the Seller set forth in Section 5.1(a), (b), (c) and (d) of the Trust Agreement

         with respect to, among other things, accounting and reports to Owners (as defined in the

         Trust Agreement); provided, however, that once prepared by the Master Servicer, the Depositor shall retain responsibility under
         Section 5.1(g) of the Trust Agreement for the distribution of the Schedule K-1s necessary to enable each Certificateholder to prepare its federal and state income tax returns.

                      (iv) The Master Servicer shall perform the duties of the Master Servicer specified in Section 10.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Master Servicer under this Agreement or any of the Basic Documents.

                       (v) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Master Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Master Servicer's opinion, no less favorable to the Issuer in any material respect.

                  (c) Tax Matters. The Master Servicer shall prepare and file, on behalf of the Seller, all tax returns, tax elections, financial statements and such annual or other reports of the Issuer as are necessary for preparation of tax reports as provided in Article V of the Trust Agreement, including without limitation forms 1099 and 1066. All tax returns will be signed by the Seller.

                  (d) Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Master Servicer are non-ministerial, the Master Servicer shall not take any action pursuant to this Article XII unless within a reasonable time before the taking of such action, the Master Servicer shall have notified the Owner Trustee and the Insurer of the proposed action and the Owner Trustee and, with respect to items (A), (B), (C) and (D) below, the Insurer shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

                         (A) the amendment of or any supplement to the
                  Indenture;

                         (B) the initiation of any claim or lawsuit by the
                  Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables);

                         (C) the amendment, change or modification of
                  this Agreement or any of the Basic Documents;


                         (D) the appointment of successor Note Registrars,
                  successor Paying Agents and successor Trustees pursuant to the Indenture or the appointment of Successor Servicers or the consent to the assignment by the Note Registrar, Paying Agent or Trustee of its obligations under the Indenture; and

                         (E) the removal of the Trustee or the Trust Collateral
                  Agent.

                  (e) Exceptions. Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the other Basic Documents, the Master Servicer, in its capacity hereunder, shall not be obligated to, and shall not, (1) make any payments to the Noteholders or Certificateholders under the Basic Documents, (2) sell the Indenture Trust Property pursuant to Section 5.5 of the Indenture, (3) take any other action that the Issuer directs the Master Servicer not to take on its behalf or (4) in connection with its duties hereunder assume any indemnification obligation of any other Person.

                  (f) The Trust Collateral Agent or any successor Master Servicer shall not be responsible for any obligations or duties of the servicer under Section 12.1.

                  SECTION 12.2. Records. The Master Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Issuer and the Trust Collateral Agent at any time during normal business hours.

                  SECTION 12.3. Additional Information to be Furnished to the Issuer. The Master Servicer shall furnish to the Issuer and the Trust Collateral Agent from time to time such additional information regarding the Collateral as the Issuer and the Trust Collateral Agent shall reasonably request.

                                  ARTICLE XIII

                            Miscellaneous Provisions

                  SECTION 13.1. Amendment.

                  (a) This Agreement may be amended from time to time by the parties hereto, with the consent of the Trustee (which consent may not be unreasonably withheld), with the prior written consent of the Insurer (so long as no Insurer Default has occurred and is continuing) but without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement or the Insurance Agreement; provided, however, that such action shall not adversely affect in any material respect the interests of any Noteholder or Certificateholder; and, provided further, that if an Insurer Default has occurred and is continuing, such action shall not materially adversely affect the interests of the Insurer.

                  This Agreement may also be amended from time to time by the parties hereto, with the consent of the Insurer, the consent of the Trustee, the consent of the Holders of Notes evidencing not less than a majority of the outstanding principal amount of the Notes and the consent of the Holders (as defined in the Trust Agreement) of Certificates evidencing not less than a majority of the Certificate Balance (which consent of such Holders of Notes and Certificates given pursuant to this Section 13.1 or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such securities and of any Security issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the security) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the outstanding principal amount of the Notes and the Certificate Balance, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and the Holders (as defined in the Trust Agreement) of all the outstanding Certificates, of each class affected thereby; and provided, further, that if an Insurer Default has not occurred and is continuing, such action shall not materially adversely affect the interest of the Insurer.

                  Promptly after the execution of any such amendment or consent, the Trust Collateral Agent shall furnish written notification of the substance of such amendment or consent to each Securityholder.

                  It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders or Certificateholders provided for in this Agreement) and of evidencing the authorization of any action by Noteholders or Certificateholders shall be subject to such reasonable requirements as the Trustee or the Owner Trustee, as applicable, may prescribe, including the establishment of record dates.

                  The Owner Trustee, the Trust Collateral Agent and the Trustee may, but shall not be obligated to, enter into any amendment which affects the Issuer's, the Owner Trustee's, the Trust Collateral Agent's or the Trustee's, as

applicable, own rights, duties or immunities under this Agreement or otherwise.

                  Prior to the execution of any amendment to this Agreement, the Trustee and the Trust Collateral Agent shall be entitled to receive or rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied.

                  (b) Notwithstanding anything to the contrary contained in subsection 13.1(a) above, the provisions of the Agreement relating to (i) the Spread Account Agreement, the Series 1997-1 Spread Account, the Requisite Amount, a Trigger Event or any component definition of a Trigger Event and (ii) any additional sources of funds which may be added to the Series 1997-1 Spread Account or uses of funds on deposit in the Series 1997-1 Spread Account may be amended in any respect by the Seller, the Master Servicer, the Insurer and the Collateral Agent (the consent of which shall not be withheld or delayed with respect to any amendment that does not adversely affect the Collateral Agent) without the consent of, or notice to, the Noteholders or the Certificateholders.

                  SECTION 13.2. Protection of Title to Trust.

                  (a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and the interests of the Trust Collateral Agent and the Insurer in the Receivables and the Other Conveyed Property and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Insurer, the

Owner Trustee and the Trust Collateral Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

                  (b) Neither the Seller nor the Master Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of ss. 9-402(7) of the UCC, unless it shall have given the Insurer, the Owner Trustee, the Trust Collateral Agent and the Trustee at least thirty days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements. Promptly upon such filing, the Seller or the Master Servicer, as the case may be, shall deliver an Opinion of Counsel in form and substance reasonably satisfactory to the Insurer, the Trust Collateral Agent and the Trustee, stating either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Trust Collateral Agent in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.


                  (c) Each of the Seller and the Master Servicer shall have an obligation to give the Insurer, the Owner Trustee, the Trust Collateral Agent and the Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment. The Master Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

                  (d) The Master Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

                  (e) The Master Servicer shall maintain or cause to be maintained, a computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Issuer, such master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Trust in such Receivable and that such Receivable is owned by the Trust. Indication of the Trust's interest in a Receivable shall be deleted from or modified on such computer systems when, and only when, the related Receivable shall have been paid in full or repurchased by Advanta or the Seller.

                  (f) If at any time the Seller or Advanta shall propose to sell, grant a security interest in or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Master Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trust unless such Receivable has been paid in full or repurchased by Advanta or the Seller.

                  (g) Upon request, the Master Servicer shall furnish or cause to be furnished to the Insurer, the Owner Trustee or to the Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Master Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust. The Trustee shall hold any such list and Schedule of Receivables for examination by interested parties during normal business hours at the Corporate Trust Office upon reasonable notice by such Persons of their desire to conduct an examination.

                  (h) The Master Servicer shall deliver to the Insurer, the

Owner Trustee, the Trust Collateral Agent and the Trustee:

                  (1) simultaneously with the execution and delivery of the Agreement and, if required pursuant to Section 13.1, of each amendment, an Opinion of Counsel stating that, in the opinion of such Counsel, in form and substance reasonably satisfactory to the Insurer, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest or (C) any action which is necessary to preserve and protect such interest during the following 12-month period; and

                  (2) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

                  Each Opinion of Counsel referred to in clause (1) or (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

                  (i) The Master Servicer shall permit the Trustee, the Trust Collateral Agent, the Insurer and their respective agents, during regular business hours and upon reasonable advance notice, to inspect and make copies of the records regarding any Receivables or any other portion of the Receivables.

                  SECTION 13.3. Notices. All demands, notices and communications upon or to the Seller, the Master Servicer, the Owner Trustee, the Trustee, the Insurer or the Rating Agencies under this Agreement shall be in writing, personally delivered, or mailed by certified mail, or sent by confirmed telecopier transmission and shall be deemed to have been duly given upon receipt
(a) in the case of the Seller to Advanta Auto Receivables Corp. I, 1325 Airmotive Way, Suite 130, Reno, Nevada 89502, (b) in the case of the Master Servicer to Advanta Auto Finance Corporation, Four Horsham Business Center, Horsham, PA 19044, Attention: Chief Financial Officer, Telecopier # 215-444-4682, (c) in the case of the Issuer or the Owner Trustee, at the Corporate Trust Office of the Owner Trustee, Telecopier # 302-651-8882, (d) in the case of the Trustee, the Trust Collateral Agent or the Collateral Agent, at the Corporate Trust Office, Telecopier # 212-250-6439, (e) in the case of the

Insurer, to Financial Security Assurance Inc., 350 Park Avenue, New York, New York 10022; Attention: Senior Vice President, Surveillance (in each case in which notice or other communication to the Insurer refers to a Master Servicer Termination Event, a claim on a Policy, a Deficiency Notice pursuant to Section
5.5 of this Agreement or with respect to which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of each of the General Counsel and the Head -Financial Guaranty Group and shall be marked to indicate "URGENT MATERIAL ENCLOSED") Telecopier # 212-339- 3518,
(f) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, Telecopier # 212-553-0344, and (g) in the case of Standard & Poor's, to Standard & Poor's Ratings Group, 25 Broadway - 15th Floor, New York, New York 10004, Attention:
Asset Backed Surveillance Department, Telecopier # 212- 208-1582. Any notice required or permitted to be mailed to a Noteholder or Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register or Note Register, as applicable. Any notice so mailed within the time prescribed in the Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder or Noteholder shall receive such notice.

                  SECTION 13.4. Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary contained herein, except as provided ln Sections 8.4 and 9.3 and as provided in the provisions of this Agreement concerning the resignation of the Master Servicer, this Agreement may not be assigned by the Seller or the Master Servicer without the prior written consent of the Owner Trustee, the Trust Collateral Agent, the Trustee and the Insurer (or if an Insurer Default shall have occurred and be continuing the Holders of Notes evidencing not less than 66% of the principal amount of the outstanding Notes and the Holders of Certificates evidencing not less than 66% of the Certificate Balance).

                  SECTION 13.5. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the parties hereto and for the benefit of the Certificateholders (including the Seller), the Trustee and the Noteholders, as third-party beneficiaries. The Insurer and its successors and assigns shall be a third-party beneficiary to the provisions of this Agreement, and shall be entitled to rely upon and directly enforce such provisions of this Agreement so long as no Insurer Default shall have occurred and be continuing. Except as expressly stated otherwise herein, any right of the Insurer to direct, appoint, consent to, approve of, or take any action under this Agreement, shall be a right exercised by the Insurer in its sole and absolute discretion. The Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Note Policy) upon delivery of a written notice to the Owner Trustee. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

                  SECTION 13.6. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 13.7. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 13.8. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                  SECTION 13.9. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  SECTION 13.10. Assignment to Trustee. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Trustee pursuant to the Indenture for the benefit of the Noteholders and the Insurer of all right, title and interest of the Issuer in, to and under the Receivables and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Trustee.

                  SECTION 13.11. Nonpetition Covenants. (a) Notwithstanding any prior termination of this Agreement, the Master Servicer and the Seller shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

                  (b) Notwithstanding any prior termination of this Agreement, the Master Servicer shall not, prior to the date that is one year and one day after the termination of this Agreement with respect to the Seller, acquiesce to, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

                  SECTION 13.12. Limitation of Liability of Owner Trustee and Trustee.


                  (a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Wilmington Trust Company in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

                  (b) Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by Bankers Trust Company not in its individual capacity but solely as Trust Collateral Agent and in no event shall Bankers Trust Company, have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

                  (c) In no event shall Wilmington Trust Company, in any of its capacities hereunder, be deemed to have assumed any duties of the Owner Trustee under the Delaware Business Trust Statute, common law, or the Trust Agreement.

                  SECTION 13.13. Independence of the Master Servicer. For all purposes of this Agreement, the Master Servicer shall be an independent contractor and shall not be subject to the supervision of the Issuer, the Trust Collateral Agent or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by this Agreement, the Master Servicer shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

                  SECTION 13.14. No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Master Servicer and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

                  IN WITNESS WHEREOF, the parties hereto have caused this Sale and Servicing Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

                                  ADVANTA AUTOMOBILE RECEIVABLES TRUST 1997-1

                                         by the Wilmington Trust Company,
                                         not in its individual capacity
                                         but solely as Owner Trustee on
                                         behalf of the Trust,

                                         by ___________________________
                                            Title:


                                  ADVANTA AUTO RECEIVABLES CORP. I, Seller,

                                         by ___________________________
                                            Name:
                                            Title:


                                  ADVANTA AUTO FINANCE CORPORATION, in
                                  its individual capacity and as Master
                                  Servicer,

                                         by ___________________________
                                            Name:
                                            Title:


                                  BANKERS TRUST COMPANY,

                                         not in its individual capacity
                                         but solely as Trust Collateral
                                         Agent

                                         by ___________________________
                                            Name:
                                            Title:

                                                                 SCHEDULE A

                           SCHEDULE OF RECEIVABLES

                                                                 SCHEDULE B

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER


         1. Characteristics of Receivables. Each Receivable (A) was originated by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business in accordance with either (i) Advanta's credit policies or (ii) credit policies which were reviewed by Advanta prior to a purchase of a Receivable by Advanta and such Dealer had all necessary licenses and permits to originate Receivables in the state where such Dealer was located, was purchased directly or indirectly by an Unaffiliated Originator from such Dealer under an existing Dealer Agreement or pursuant to a Dealer Assignment with an Unaffiliated Originator, was validly assigned by such Dealer to an Unaffiliated Originator pursuant to a Dealer Assignment, and then validly assigned by Advanta to the Seller (B) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security, (C) is a Receivable which provides for level monthly payments (provided that the period in the first Collection Period and the payment in the final Collection Period of the Receivable may be minimally different from the normal period and level payment) which, if made when due, shall fully amortize the Amount Financed over the original term and (D) has not been amended or collections with respect to which waived, other than as evidenced in the Receivable File relating thereto.

         2. No Fraud or Misrepresentation. Each Receivable (A) was originated by a Dealer, (B) was sold by the Dealer directly or indirectly to an Unaffiliated Originator, (C) was sold by an Unaffiliated Originator to Advanta and (D) was sold by Advanta to the Seller without any fraud or misrepresentation in any case.

         3. Compliance with Law. All requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth-in- Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Moss-Magnuson Warranty Act, the Federal Reserve Board's Regulations "B" and "Z", the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, each applicable state Motor Vehicle Retail Installment Sales Act, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws) in respect of the Receivables, the Financed Vehicles and the sale of any physical damage, credit life and credit accident and health insurance and any extended service contracts, have been complied with in all material respects, and each Receivable, the sale of the Financed Vehicle evidenced by each Receivable and the sale of any physical damage, credit life and credit accident and health insurance and any extended service contracts complied at the time it was originated or made and now complies in all material respects with all applicable legal requirements.

         4. Origination. Each Receivable was originated in the United States and materially conforms to all requirements of the "Dealer Underwriting Guide" applicable to such Receivable at the time of origination, or with respect to Receivables assigned to Advanta, at the time of such assignment.

         5. Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except (A) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (B) as such Receivable may be modified by the application after the Cutoff Date of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended; and all parties to each Receivable had full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby.

         6. No Government Obligor. No Obligor is the United States of America or any State or any agency, department, subdivision or instrumentality thereof.

         7. Obligor Bankruptcy. At the related Cutoff Date, no Obligor had been identified on the records of Advanta as being the subject of a current bankruptcy proceeding.

         8. Schedule of Receivables. The information set forth in the Schedule of Receivables has been produced from the Electronic Ledger and was true and correct in all material respects as of the close of business on the related Cutoff Date.

         9. Marking Records. By the Closing Date or Subsequent Transfer Date, as applicable, the Seller will have caused the portions of the Electronic Ledger relating to the Receivables to be clearly and unambiguously identified to show that the Receivables have been sold to the Seller by the Master Servicer and resold by the Seller to the Trust in accordance with the terms of the Sale and Servicing Agreement.

         10. Computer Tape. The Computer Tape made available by the Seller to the Trust on the Closing Date or Subsequent Transfer Date, as applicable, was complete and accurate as of the related Cutoff Date and includes a description of the same Receivables that are described in the Schedule of Receivables.

         11. Adverse Selection. No selection procedures adverse to the Securityholders or the Insurer were utilized in selecting the Receivables from those receivables owned by the Seller or purchased by Advanta from Unaffiliated Originators which met the selection criteria contained in the Sale and Servicing Agreement.

         12. Chattel Paper. The Receivables constitute chattel paper within the meaning of the UCC as in effect in the States of Texas and New York.

         13. One Original. There is only one original executed copy of each Receivable.

         14. Receivable Files Complete. There exists a Receivable File pertaining to each Receivable and such Receivable File contains, without limitation, (a) a fully executed original of the Receivable, (b) the original or, in certain specific instances, a copy of the original Lien Certificate or application therefor together with an assignment of the Lien Certificate executed by the Unaffiliated Originator to Advanta and by Advanta to the Seller,

and, an assignment of the Lien Certificate executed by the Seller to the Trustee and (c) an original credit application signed by the Obligor. Each of such documents which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces. All blanks on any form described in clauses
(a), (b) and (c) above have been properly filled in and each form has otherwise been correctly prepared. Notwithstanding the above, a copy of the complete
Receivable File for each Receivable, which fulfills the documentation requirements of the Dealer Underwriting Guide as in effect at the time of purchase is in the possession of the Master Servicer or its bailee.

         15. Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, and the Financed Vehicle securing each such Receivable has not been released from the lien of the related Receivable in whole or in part. No terms of any Receivable have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Receivable File. No Receivable has been modified as a result of application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         16. Lawful Assignment. No Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under this Agreement or pursuant to transfers of the Securities. The Seller has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Receivables.

         17. Good Title. No Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Issuer; immediately prior to the conveyance of the Receivables to the Trust pursuant to this Agreement or Subsequent Transfer Agreement, as applicable, the Seller was the sole owner thereof and had good and indefeasible title thereto, free of any Lien and, upon execution and delivery of this Agreement by the Seller, the Trust shall have good and indefeasible title to and will be the sole owner of such Receivables, free of any Lien. No Dealer has a participation in, or other right to receive, proceeds of any Receivable. The Seller has not taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policies or the related Dealer Agreements, Dealer Assignments or Unaffiliated Originator Receivables Purchase Agreements or to payments due under such Receivables.

         18. Security Interest in Financed Vehicle. Each Receivable created or shall create a valid, binding and enforceable first priority security interest in favor of Advanta, the Trust Collateral Agent or an Unaffiliated Originator in the Financed Vehicle. The Lien Certificate and original certificate of title for each Financed Vehicle show, or if a new or replacement Lien Certificate is being applied for with respect to such Financed Vehicle the Lien Certificate will be received within 180 days of the Closing Date or Subsequent Transfer Date, as applicable, and will show Advanta, the Trust

Collateral Agent or an Unaffiliated Originator named as the original secured party under each Receivable as the holder of a first priority security interest in such Financed Vehicle. With respect to each Receivable for which the Lien Certificate has not yet been returned from the Registrar of Titles, Advanta has received written evidence from the related Dealer that such Lien Certificate showing Advanta, the Trust Collateral Agent or an Unaffiliated Originator as first lienholder has been applied for and (i) the Unaffiliated Originator's security interest has been validly assigned to Advanta, pursuant to the Unaffiliated Originator Receivables Purchase Agreement, if applicable, (ii) Advanta's security interest has been validly assigned to the Seller pursuant to the Purchase Agreement and (iii) the Seller's security interest has been validly assigned by the Seller to the Trust pursuant to this Agreement. If the Receivable was originated in a state in which a filing or recording is required of the secured party to perfect a security interest in motor vehicles, such filings or recordings have been duly made to show Advanta, the Trust Collateral Agent or an Unaffiliated Originator as the original secured party under the related Receivable. Immediately after the sale, transfer and assignment thereof by the Seller to the Trust, each Receivable will be secured by an enforceable and perfected first priority security interest in the Financed Vehicle in favor of the Trustee as secured party, which security interest is prior to all other Liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any lien for taxes, labor or materials affecting a Financed Vehicle arising subsequent to the Cutoff Date). As of the related Cutoff Date there were no Liens or claims for taxes, work, labor or materials affecting a Financed Vehicle which are or may be Liens prior or equal to the Liens of the related Receivable.

         19. All Filings Made. All filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Trust a first priority perfected lien on, or ownership interest in, the Receivables and the proceeds thereof and the Other Conveyed Property have been made, taken or performed.

         20. No Impairment. The Seller has not done anything to convey any right to any Person that would result in such Person having a right to payments due under the Receivable or otherwise to impair the rights of the Trust, the Insurer, the Trustee, the Trust Collateral Agent and the Securityholders in any Receivable or the proceeds thereof.

         21. Receivable Not Assumable. No Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor's obligations to the Seller with respect to such Receivable.

         22. No Defenses. No Receivable is subject to any right of rescission, setoff, counterclaim or defense and no such right has been asserted or threatened with respect to any Receivable.

         23. No Default. There has been no default, breach, violation or event permitting acceleration under the terms of any Receivable (other than payment delinquencies of not more than 59 days as of the Cutoff Date and other than payment delinquencies of more than 59 days which have been cured and which the Obligor of such Receivable has had no further delinquency of more than 59 days), and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable, and there has been no waiver of any of the foregoing. As of the related Cutoff Date no Financed Vehicle had been repossessed.

         24. Insurance. At the time of origination of each Receivable, the related Financed Vehicle is required to be covered by a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of, excluding any deductible, (a) its maximum insurable value or (b) the principal amount due from the Obligor under the related Receivable, (ii) naming Advanta or an Unaffiliated Originator and its successors and assigns as loss payee and
(iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage. Each Receivable requires the Obligor to maintain physical loss and damage insurance, naming Advanta or an Unaffiliated Originator and its successors and assigns as additional insured parties, and each Receivable permits the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to do so. No Financed Vehicle is insured under a policy of Force-Placed Insurance on the related Cutoff Date.

         25. Certain Characteristics of Initial Receivables. (i) Each Receivable had a remaining maturity, as of the Cutoff Date, of at least 7 months but not more than 60 months; (ii) each Receivable had an original maturity of at least 24 months but not more than 72 months; (iii) each Receivable had an original principal balance of at least $3,000 and not more than $70,000; (iv) each Receivable had a Principal Balance as of the Cutoff Date of at least $500 and not more than $70,000; (v) each Receivable has an Annual Percentage Rate of at least 11.95% and not more than 30.00%; (vi) no Receivable was more than 59 days past due as of the Cutoff Date; (vii) no funds have been advanced by the Seller, the Master Servicer, any Unaffiliated Originator, any Dealer, or anyone acting on behalf of any of them in order to cause any Receivable to qualify under subclause (vi) of this clause (25); (viii) no Receivable has a final scheduled payment date after June, 2003; (ix) the Principal Balance of each Receivable set forth in Schedule of Receivables is true and accurate as of the Cutoff Date, and
(x) as of the Cutoff Date, approximately 15.54% of the aggregate Principal Balance for all the Receivables is attributable to loans for the purchase of new Financed Vehicles, and approximately 84.46% of the aggregate Principal Balance for all the Receivables is attributable to loans for the purchase of used Financed Vehicles.

                                                                      EXHIBIT A


                        SUBSEQUENT TRANSFER AGREEMENT

                  TRANSFER No.    OF SUBSEQUENT Receivables pursuant to a Sale
and Servicing Agreement dated as of March 1, 1997 (the "Sale and Servicing Agreement"), among ADVANTA AUTOMOBILE RECEIVABLES TRUST 1997-1, a Delaware business trust (the "Issuer"), ADVANTA AUTO RECEIVABLES CORP. I, a Nevada corporation (the "Seller"), ADVANTA AUTO FINANCE CORPORATION, a Nevada corporation (the "Master Servicer"), and BANKERS TRUST COMPANY, a New York banking Corporation (the "Trust Collateral Agent").

                              W I T N E S S E T H:

                  WHEREAS pursuant to the Sale and Servicing Agreement, the Seller wishes to convey the Subsequent Receivables to the Issuer; and

                  WHEREAS, the Issuer is willing to accept such conveyance subject to the terms and conditions hereof.

                  NOW, THEREFORE, the Issuer, the Seller, the Master Servicer and the Trust Collateral Agent hereby agree as follows:

                  1. Defined Terms. Capitalized terms used herein shall have the meanings ascribed to them in the Sale and Servicing Agreement unless otherwise defined herein.

                  "Subsequent Cutoff Date" shall mean, with respect to the Subsequent Receivables conveyed hereby, _______________, 1997.

                  "Subsequent Transfer Date" shall mean. with respect to the Subsequent Receivables conveyed hereby, _____________, 1997.

                  2. Schedule of Receivables. Annexed hereto is a supplement to Schedule A to the Sale and Servicing Agreement listing the Receivables that constitute the Subsequent Receivables to be conveyed pursuant to this Agreement on the Subsequent Transfer Date.

                  3. Conveyance of Subsequent Receivables. In consideration of the Issuer's delivery to or upon the order of the Seller of $____________, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (except as expressly provided in the Sale and Servicing Agreement), all right, title and interest of the Seller in and to:

                  (a) the Subsequent Receivables and all moneys received thereon, on and after the related Subsequent Cutoff Date;

                  (b) the security interests in the Financed Vehicles granted by Obligors pursuant to the Subsequent Receivables and any other interest of the Seller in such Financed Vehicles;

                  (c) any proceeds and the right to receive proceeds with respect to the Subsequent Receivables from claim and the right to receive proceeds on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors;

                  (d) all rights of the Seller against the Dealers;

                  (e) any proceeds with respect to the Subsequent Receivables from recourse to Dealers in respect to which the Master Servicer has determined in accordance with its customary servicing procedures that eventual payment in full is unlikely;

                  (f) the related Receivables Files;

                  (g) its rights and benefits, but none of its obligations or burdens, under the Subsequent Transfer Agreement, including the delivery requirements, representations and warranties and the cure and repurchase obligations of Advanta under the Subsequent Purchase Agreement, on or after the Subsequent Cutoff Date; and

                  (h) the proceeds of any and all of the foregoing.

                  4. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Issuer as of the date of this Agreement and as of the Subsequent Transfer Date that:

                  (a) Schedule of Representations. The representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B are true and correct.

                  (b) Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables and the Other Conveyed Property transferred to the Trust.

                  (c) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect Seller's ability to transfer the Receivables and the Other Conveyed Property to the Trust pursuant to this Agreement, or the validity or enforceability of the Receivables and the Other Conveyed Property or to perform Seller's obligations hereunder and under the Seller's Basic Documents.

                  (d) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and its Basic Documents and to carry out its terms and their terms, respectively; the Seller has full power and authority to sell and assign the Receivables and the Other Conveyed Property to be sold and assigned to and deposited with the Trust by it and has duly authorized such sale and assignment to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement and the

Seller's Basic Documents have been duly authorized by the Seller by all necessary corporate action.

                  (e) Valid Sale, Binding Obligations. This Agreement effects a valid sale, transfer and assignment of the Receivables and the Other Conveyed Property, enforceable against the Seller and creditors of and purchasers from the Seller; and this Agreement and the Seller's Basic Documents, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (f) No Violation. The consummation of the transactions contemplated by this Agreement and the Basic Documents and the fulfillment of the terms of this Agreement and the Basic Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of incorporation or by-laws of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

                  (g) No Proceedings. There are no proceedings or investigations pending or, to the Seller's knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents, (B) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents,
(C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents, or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Securities.

                  (h) Approvals. All approvals, authorizations, consents, order or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery by the Seller of this Agreement and the consummation of the transactions contemplated hereby have been or will be taken or obtained on or prior to the Closing Date.

                  (i) No Consents. The Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization,

or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

                  (j) Chief Executive Office. The chief executive office of the Seller is at 1325 Airmotive Way, Suite 130, Reno, Nevada.

                  (k) Principal Balance. The aggregate Principal Balance of the Receivables listed on the supplement to Schedule A annexed hereto and conveyed to the Issuer pursuant to this Agreement as of the Subsequent Cutoff Date is $____________.

                  5. Conditions Precedent. The obligation of the Issuer to acquire the Receivables hereunder is subject to the satisfaction, on or prior to the Subsequent Transfer Date, of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by the Seller in Section 4 of this Agreement and in Section 6.1 of the Sale and Servicing Agreement shall be true and correct as of the date of this Agreement and as of the Subsequent Transfer Date.

                  (b) Sale and Servicing Agreement Conditions. Each of the conditions set forth in Section 2.2(b) to the Sale and Servicing Agreement shall have been satisfied.

                  (c) Additional Information. The Seller shall have delivered to the Issuer such information as was reasonably requested by the Issuer to satisfy itself as to (i) the accuracy of the representations and warranties set forth in
Section 4 of this Agreement and in Section 6.1 of the Sale and Servicing Agreement and (ii) the satisfaction of the conditions set forth in this Section 5.

                  6. Ratification of Agreement. As supplemented by this Agreement, the Sale and Servicing Agreement is in all respects ratified and confirmed and the Sale and Servicing Agreement as so supplemented by this Agreement shall be read, taken and construed as one and the same instrument.

                  7. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties in separate counterparts), each of which shall be an original but all of which together shall constitute one and the same instrument.

                  8. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  IN WITNESS WHEREOF, the Issuer, the Seller and the Master Servicer have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of day and the year first above written.

                                   ADVANTA AUTOMOBILE RECEIVABLES TRUST 1997-1

                                            by Wilmington Trust Company, not
                                            in its individual capacity but
                                            solely as Owner Trustee on
                                            behalf of the Trust,

                                            by _________________________
                                               Title:


                                  ADVANTA AUTO RECEIVABLES CORP. I, Seller,

                                            by ___________________________
                                               Title:


                                  ADVANTA AUTO FINANCE CORPORATION, Master
                                  Servicer,

                                            by ___________________________
                                               Title:

Acknowledged and Accepted:

BANKERS TRUST COMPANY,
not in its individual
capacity but solely as
Trust Collateral Agent

by _____________________________
   Title:

                                                                      EXHIBIT B

                    FORM OF MASTER SERVICER'S CERTIFICATE

                                                                      EXHIBIT C


                         FORM OF DEFICIENCY CLAIM NOTICE

                                     [Date]

Bankers Trust Company, as Collateral Agent
Four Albany Street
New York, New York 10006

Wilmington Trust Company, as Owner Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001

Financial Security Assurance Inc.
350 Park Avenue
New York, New York 10022

Advanta Auto Finance Corp., as Master Servicer
Four Horsham Business Center
Horsham, PA  19044

Fiscal Agent [if any]
[Address]

         Re: Sale and Servicing Agreement, dated as of March 1, 1997 (the "Agreement") among Advanta Auto Receivables Trust 1997-1, (the "Issuer"), Advanta Auto Receivables Corp. I, (the "Seller"), and Advanta Auto Finance Corporation (the "Master Servicer"), and Bankers Trust Company, in its capacity as Trust Collateral Agent.

Ladies and Gentlemen:

         Reference is hereby made to Section 5.5(a) of the Agreement. Capitalized terms not defined herein shall have the meanings ascribed thereto in the Agreement.

         Pursuant to Section 5.5(a) of the Agreement, please note the following information with respect to the Distribution Date which is to occur on _______________:

         Deficiency Claim Amount:           $______________________
         Note Policy Claim Amount:          $______________________

         The Collateral Agent shall remit Deficiency Claim Amount specified above to the Trust Collateral Agent for deposit by the Trust Collateral Agent into the Collection Account pursuant to Section 5.6 of the Agreement on the next Draw Date which is to occur on _________________.

                                          Sincerely,


                                          BANKERS TRUST COMPANY

                                          By:________________________
                                             Name:
                                             Title:

                                       C-2